Exhibit 10.4

EXECUTION VERSION

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

PWP HOLDINGS LP

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of June 24, 2021

i

EXHIBIT A:	EXAMPLES REGARDING ADJUSTMENT FACTOR
EXHIBIT B:	FORM OF ELECTION OF EXCHANGE
EXHIBIT C:	CONSENT BY SPOUSE
EXHIBIT D:	ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS

INDEX OF DEFINED TERMS

10b5-1 Plan	2
AAA	67
Act	1, 2
Actions	42
Additional Funds	25
Additional Limited Partner	2
Adjusted Capital Account	2
Adjusted Capital Account Deficit	2
Adjustment Factor	3
Affiliate	4
Agreement	4
AML and Sanctions Laws	D-1
Annual Income Tax Liability	4
Applicable Sale	44
Applicable Sale Notice	45
Asset	4
Assets	4
Assignee	5
Bankruptcy	5
Board of Directors	5
Business Day	5
Capital Account	5
Capital Contribution	6
Capital Share	6
Cash Amount	6
Cash Amount Settlement Date	6
Certificate	6
Class A Share	6
Class B Share	6
Class B-1 Share	6
Class B-2 Share	6
Code	6
Common Share	6
Company	1, 6
Consent	6
Consent of the Limited Partners	7
Consent of the Partners	7
Contributed Asset	7
control	4
Controlled Entity	7
Conversion	1, 7
Cut-Off Date	7
De Minimis	7
Debt	7
Depreciation	7
Designated Individual	8, 47
De-SPAC Transaction	1
Disabling Event	8
Dispute	67
Distributed Right	3
Division	1, 8
Drag-Along Right	44
Effective Date	1, 8
Election of Exchange	8

Equity Plan	8
ERISA	8
Event of Withdrawal	57
Exchange	8
Exchange Act	8
Family Members	8
Fiscal Year	8, 68
Formation Date	1, 8
Founding Partner	8
Funding Debt	8
General Partner	8
Gross Asset Value	9
Holder	10
Illegal Activity	D-
Imputed Underpayment Amount	10, 48
Incapacitated	10
Incapacity	10
Indemnitee	10
Ineligible Partnership Unit	10
IRS	10
Liabilities	42
Limited Partner	11
Liquidating Event	57
Liquidator	57
LLC Act	1, 11
Lock-Up Period	11
Majority in Interest of the Limited Partners	11
Majority in Interest of the Partners	11
Merger	1
Net Income	12
Net Loss	12
New Securities	13
New York Courts	68
Nonrecourse Deductions	13
Nonrecourse Liability	13
OFAC	D-1
Optionee	13
Original Agreement	1, 13
Partner	13
Partner Minimum Gain	13
Partner Nonrecourse Debt	13
Partner Nonrecourse Deductions	13
Partners	13
Partnership	1, 13
Partnership Audit Procedures	13
Partnership Class A Common Unit	13
Partnership Class B Common Unit	13
Partnership Class B-1 Common Unit	13
Partnership Class B-2 Common Unit	14
Partnership Common Unit	14
Partnership Counsel	66
Partnership Employee	14
Partnership Equivalent Units	14
Partnership Interest	14
Partnership Junior Unit	14
Partnership Minimum Gain	14

v

Partnership Preferred Unit	14
Partnership Record Date	15
Partnership Representative	15, 47
Partnership Unit	15
Partnership Unit Designation	24
Percentage Interest	15
Permitted ATM Distribution Period	15
Permitted ATM Funding	15
Permitted Transfer	15
Permitted Transferee	16
Person	16
Pledge	16
Predecessor General Partner	1, 16
Preferred Share	16
Previous LPA	1, 16
Primary Issuance Funding	16, 62
Primary Issuance Funding Notice	62
Primary Issuance Shares	16, 62
Primary Issuance Units	16, 62
Professionals	1, 16
Professionals Class A Common Units	16
Professionals Class A-1 Common Units	16
Professionals Class A-2 Common Units	16
Professionals Class A-3 Common Units	16
Professionals LPA	1, 16
Professionals Notice of Redemption and Exchange	16
Professionals Partner	17
Professionals Partner Elections	8, 17
Publicly Traded	17
PWP Entities	17
PWP GP	1, 17
PWP LLC	1
Qualified DRIP	17
Qualified Transferee	17
Qualifying Party	17
Quarter	17
Quarterly Exchange Date	17
Register	23
Regulations	18
Regulatory Allocations	33
Relevant Jurisdiction	D-1
Relevant Securities	18
Restorative Transaction	18, 38
Sanctions Authority	D-1
SEC	18
Securities Act	18
Separation Date	1, 18
Special Limited Partner	1, 18
Stock Amount	18
Stock Settlement Notice	18
Subsidiary	18
Substituted Limited Partner	19
Surviving Partnership	55
Tax Items	19, 33
Termination Transaction	19
Third-Party Pledge Transferee	19

Trading Day	19
Transaction Agreement	1
Transfer	19
Value	19
Withdrawing Partner	20

AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF PWP HOLDINGS LP

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PWP HOLDINGS LP, dated as of June 24, 2021 (the “Effective Date”), is entered into by and among PWP GP LLC, a Delaware limited liability company (“PWP GP”), Perella Weinberg Partners (f/k/a FinTech Acquisition Corp. IV), a Delaware corporation (the “Special Limited Partner”), PWP Professional Partners LP, a Delaware limited partnership (“Professionals”), and the other Limited Partners (as defined herein).

WHEREAS, PWP Holdings LP was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (as it may be amended from time to time, and any successor to such statute, the “Act”), pursuant to (i) a Certificate of Limited Partnership filed in the Office of the Secretary of State of the State of Delaware on August 3, 2016 (the “Formation Date”), and (ii) an Agreement of Limited Partnership of PWP Holdings LP, dated as of August 3, 2016 (the “Original Agreement”), by and between Perella Weinberg Partners LLC, a Delaware limited liability company (the “Predecessor General Partner”), and NoCo A L.P.;

WHEREAS, the Original Agreement was amended and restated pursuant to an Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of November 30, 2016, entered into by the Predecessor General Partner and the other parties thereto, which was further amended pursuant to the First Amendment of the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of October 1, 2018;

WHEREAS, on February 28, 2019 (the “Separation Date”), (i) PWP Holdings LP was converted to PWP Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-214 of the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”), (ii) the Company was divided pursuant to Section 18-217 of the LLC Act (the “Division”), with the Company surviving the Division and PWP GP becoming its sole managing member, (iii) the Company was converted to PWP Holdings LP, a Delaware limited partnership (the “Partnership”), pursuant to Section 17-217 of the Act (the “Conversion”), with PWP GP as its sole general partner, and (iv) in the Conversion, the Agreement of Limited Partnership of PWP Holdings LP, dated as of the Separation Date (as amended through the date hereof, the “Previous LPA”), was adopted as the agreement of limited partnership of the Partnership;

WHEREAS, on December 29, 2020, the Special Limited Partner, Professionals, the Partnership, PWP LLC, a Delaware limited liability company (“PWP LLC”), and the other parties thereto entered into that certain Business Combination Agreement (the “Transaction Agreement” and the transactions contemplated thereby, the “De-SPAC Transaction”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, on the Effective Date, (a) New Professionals, a Delaware limited liability company, was merged with and into Professionals in accordance with section 18-209 of the LLC Act and section 17-211 of the Act with Professionals surviving such merger (the “Merger”), (b) in the Merger, (i) Professionals adopted that certain Fourth Amended and Restated Agreement of Limited Partnership of Professionals (as amended, restated, modified or supplemented from time to time, the “Professionals LPA”), to which the Partnership is a party for the limited purposes set forth therein, and (ii) the partnership interests of Professionals were recapitalized into partnership interests represented by Professionals Class A Common Units and Professionals Class B Common Units (each as defined herein) and (c) following the Merger and the effectiveness of this Agreement, (i) the Partnership will (A) purchase certain Class B Shares (as defined herein) from the Special Limited Partner and (B) distribute such Class B Shares to the other Limited Partners, with all Class B-1 Shares (as defined herein) being distributed to Professionals and all Class B-2 Shares (as defined herein) distributed to the Founding Partners (as defined herein), (ii)

Professionals will contribute all of the equity interests of PWP GP, to the Special Limited Partner and (iii) the Partnership will (A) redeem Partnership Class A Common Units held by certain Founding Partners upon the terms and subject to the conditions set forth in the Founding Partner Elections (as defined herein), and (B) redeem certain Partnership Class A Common Units held by Professionals Partners (as defined herein) received in connection with the redemption by Professionals of Professional Partners upon the terms and subject to the conditions set forth in the Professionals Partner Elections (as defined herein); and

WHEREAS, PWP GP, as general partner, is authorized to adopt this Agreement immediately prior to the closing of the De-SPAC Transaction without the consent or approval of any other partners.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“10b5-1 Plan” means a written plan for selling Class A Shares in compliance with Rule 10b5-1(c) of the Exchange Act.

“Act” has the meaning set forth in the Recitals.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to the Act and Section 11.2, who is shown as such on the books and records of the Partnership, and who has not ceased to be a Limited Partner pursuant to the Act and this Agreement.

“Adjusted Capital Account” means, with respect to any Partner, such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) the Special Limited Partner (a) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares or makes a distribution to all holders of its outstanding Class A Shares wholly or partly in Class A Shares, (b) splits, subdivides, recapitalizes or reclassifies its outstanding Class A Shares or (c) effects a reverse stock split or otherwise consolidates or combines its outstanding Class A Shares into a smaller number of Class A Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination (assuming for such purposes that such dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of Class A Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination;

(ii) the Special Limited Partner distributes any rights, options or warrants to all holders of its Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares (other than Class A Shares issuable pursuant to a Qualified DRIP), at a price per share less than the Value of a Class A Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Class A Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) the Special Limited Partner shall, by dividend or otherwise, distribute to all holders of its Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Special Limited Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Class A Share on such record date and (b) the denominator of which shall be the Value of a Class A Share as of such record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that (x) the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination in respect of the Partnership Interests of such class or series or (y) the dividend, distribution, split, subdivision, recapitalization, reclassification, reverse split, consolidation or combination was effected by the Special Limited Partner to cause the total number of outstanding Class A Shares to equal the number of Partnership Class A Common Units held by the Special Limited Partner, in each case, except to the extent that the General Partner determines in good faith that such adjustment is required. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, together with the Schedules and Exhibits hereto, as now or hereafter amended, restated, modified, supplemented or replaced.

“Annual Income Tax Liability” means, for each Partner, such Partner’s annual federal, state, and local income tax obligations for the applicable calendar year arising from the allocation to such Partner of taxable income that is earned by the Partnership based on the assumptions that (i) such Partner is an individual or, if a greater amount of tax would result, a corporate resident in New York, New York, subject to the maximum federal and applicable state and local income tax rates (taking account of any difference in rates applicable to ordinary income, capital gains and “qualified dividends” as such term is defined in Section 1(h) of the Code and any allowable deductions or credits in respect of such state and local taxes in computing such Partner’s liability for U.S. Federal income taxes and, provided, however, that the General Partner may adjust consistently for each Partner the assumed rate in its reasonable discretion) and (ii) the items of income, gain, deduction, loss and credit in respect of the Partnership were the only such items entering into the computation of tax liability of the applicable Partner. The General Partner may, but is not required, to take into account (a) any allocation of taxable income, gain, deduction, or loss pursuant to Code section 704(c), (b) any deductions accruing to any Partner as a result of the recovery of a basis adjustment pursuant to Code section 743, or (c) any adjustments pursuant to Code section 734, and may use any good faith assumptions in making any such calculations. In determining the Annual Income Tax Liability for a particular Fiscal Year, the General Partner may, but is not required to, take into account losses allocated after the Effective Date with respect to prior Fiscal Years.

“Assets” means any assets and property of the Partnership, and “Asset” means any one such asset or property.

“Assignee” means a Person to whom a Partnership Interest has been Transferred but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 10.5.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 17-402(a)(4) or (5) of the Act with respect to such Person, and the term “Bankrupt” has a meaning correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Special Limited Partner.

“Business Day” means any weekday, excluding any legal holiday observed pursuant to United States federal or New York State law or regulation.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(a) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(b) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Partner’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the provisions of Regulations section 1.704-1(b)(2)(iv), et al., and shall be interpreted and applied in a manner consistent with such Regulations. The General Partner may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations; provided that the General Partner determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Partner without such Person’s consent. The General Partner also may (i) make any adjustments to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations section 1.704-1(b) or section 1.704-2; provided, however, that the General Partner determines that such changes are not reasonably likely to have a material effect on the amounts distributable to the

Partner as current cash distributions or as distributions on termination of the Partnership. Notwithstanding anything to the contrary in this Agreement, the Partnership Representative in its discretion is expressly authorized to take any action necessary or appropriate to comply with the Partnership Audit Procedures or to appropriately allocate the burden of any assessments thereunder among the Partners, as determined by the Partnership Representative.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Asset that such Partner contributes to the Partnership or is deemed to contribute pursuant to Article III.

“Capital Share” means a share of any class or series of stock of the Special Limited Partner now or hereafter authorized, other than a Common Share.

“Cash Amount” means, for each Partnership Class A Common Unit that is exchanged for the Cash Amount, an amount of cash equal to the product of (a) the Value of a Class A Share multiplied by (b) the Adjustment Factor.

“Cash Amount Settlement Date” means the third Business Day following the applicable Quarterly Exchange Date, or, to the extent any Primary Issuance Funding is not settled on a Quarterly Exchange Date, the third (3rd) Business Day following the applicable settlement date of a Primary Issuance Funding. For the avoidance of doubt, the final settlement date of any Permitted ATM Funding shall be no later than the third (3rd) Business Day following the last day of the applicable Permitted ATM Distribution Period.

“Certificate” means the Certificate of Limited Partnership executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Partnership pursuant to the Act.

“Class A Share” means a share of Class A common stock of the Special Limited Partner, $0.0001 par value per share.

“Class B Share” means a Class B-1 Share or a Class B-2 Share.

“Class B-1 Share” means a share of Class B-1 common stock of the Special Limited Partner, $0.0001 par value per share.

“Class B-2 Share” means a share of Class B-2 common stock of the Special Limited Partner, $0.0001 par value per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share” means a Class A Share or a Class B Share (and shall not include any additional series or class of the Special Limited Partner’s common stock created after the date of this Agreement).

“Company” has the meaning set forth in the Recitals.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIII.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Partners in their discretion.

“Consent of the Partners” means the Consent of a Majority in Interest of the Partners, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Partners in their discretion.

“Contributed Asset” means each Asset or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code section 708).

“Controlled Entity” means, as to any Person, (a) any corporation where more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or general partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Conversion” has the meaning set forth in the Recitals.

“Cut-Off Date” has the meaning set forth in Section 14.3(a).

“De Minimis” means an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the General Partner.

“De-SPAC Transaction” has the meaning set forth in the Recitals.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) obligations of such Person as lessee under capital leases.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under United States federal income tax principles with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Individual” has the meaning set forth in Section 9.3(a).

“Disabling Event” means the General Partner ceasing to be the general partner of the Partnership pursuant to Section 17-402 of the Act.

“Division” has the meaning set forth in the Recitals.

“Effective Date” has the meaning set forth in the Preamble.

“Election of Exchange” means either (a) the Election of Exchange substantially in the form of Exhibit B attached hereto or (b) a Professionals Notice of Redemption and Exchange delivered in accordance with section 14.1 of the Professionals LPA.

“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Partnership, the General Partner or the Special Limited Partner for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in Section 14.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fiscal Year” has the meaning set forth in Section 15.4.

“Formation Date” has the meaning set forth in the Recitals.

“Founding Partner” means each Limited Partner as of the Effective Date, other than the Special Limited Partner and Professionals.

“Founding Partner Elections” means the Investor Limited Partner Irrevocable Elections to Redeem duly executed and delivered by Founding Partners.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner or the Special Limited Partner for the purpose of providing funds to the Partnership.

“General Partner” means PWP GP LLC and/or any additional or successor General Partner(s) designated as such pursuant to the Act and this Agreement, and, in each case, that has not ceased to be a general partner pursuant to the Act and this Agreement, in such Person’s capacity as a partner and a general partner of the Partnership.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner using such reasonable method of valuation as it may adopt.

(ii) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values (taking Code section 7701(g) into account), if and as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(1) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including acquisitions pursuant to Section 3.2 or contributions or deemed contributions by the General Partner pursuant to Section 3.2) by a new or existing Partner in exchange for more than a De Minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(2) the distribution by the Partnership to a Partner of more than a De Minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(3) the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

(4) upon the admission of a successor General Partner pursuant to Section 11.1;

(5) the grant of Partnership Units in the Partnership (other than a De Minimis number of Partnership Units) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or by a new Partner acting in a Partner capacity or in anticipation of becoming a Partner; and

(6) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner using such reasonable method of valuation as it may adopt.

(iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Partner or (b) an Assignee that owns a Partnership Unit.

“Imputed Underpayment Amount” has the meaning set forth in Section 9.3(d).

“Incapacity” or “Incapacitated” means: (a) as to any Limited Partner who is an individual, (i) death, (ii) any physical or mental disability or incapacity that renders such Limited Partner incapable of performing the essential services required of him or her by the PWP Entities (after accounting for reasonable accommodation, if available), as determined by the General Partner, for a period of one hundred eighty (180) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any twelve (12)-month period, or (iii) entry by a court of competent jurisdiction adjudicating such Limited Partner incompetent to manage his or her person or his or her estate; (b) as to any Limited Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Limited Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Limited Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (e) as to any trustee of a trust that is a Limited Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Limited Partner, the Bankruptcy of such Limited Partner.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or the Special Limited Partner or (b) a manager, member, director, officer, employee, agent or representative of the General Partner, the Special Limited Partner or the Partnership and (ii) such other Persons (including Affiliates, employees or agents of the General Partner, the Special Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability).

“Ineligible Partnership Unit” means (a) with respect to any Partnership Class A Common Unit outstanding and held by Professionals on the Effective Date, any such Partnership Class A Common Unit received by a Professionals Partner in respect of a Professionals Class A Common Unit that within six months of the applicable Quarterly Exchange Date was a Professionals Class A-2 Common Unit or a Professionals Class A-3 Common Unit, and (b) with respect to any other Partnership Class A Common Unit, any such Partnership Class A Common Unit that, as of the applicable Quarterly Exchange Date, has not been both outstanding and fully vested for at least six months, as reflected in the books and records of the Partnership.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means the Special Limited Partner and any other Person that is, from time to time, admitted to the Partnership as a limited partner pursuant to the Act and this Agreement, and any Substituted Limited Partner or Additional Limited Partner, each shown as such in the books and records of the Partnership, in each case, that has not ceased to be a limited partner of the Partnership pursuant to the Act and this Agreement, in such Person’s capacity as a limited partner of the Partnership.

“LLC Act” has the meaning set forth in the Recitals.

“Lock-Up Period” means:

(a) as to each Partnership Class A Common Unit outstanding and held by Professionals on the Effective Date, the Lock-Up Period (as defined in, and as may be shortened, lengthened or waived in accordance with, the Professionals LPA) applicable to the corresponding Professionals Class A Common Unit; provided that any such Partnership Class A Common Unit that corresponds to a Professionals Class A-2 Common Unit or a Professionals Class A-3 Common Unit shall be deemed to be subject to the Lock-Up Period under this Agreement until such Professionals Class A-2 Common Unit or Professionals Class A-3 Common Unit is converted into a Professionals Class A-1 Common Unit in accordance with the Professionals LPA; provided, further, that, following such conversion, such Partnership Class A Common Unit will remain subject to the Lock-Up Period under this Agreement to the extent that the corresponding Professionals Class A-1 Common Unit so converted is subject to the Lock-Up Period (as defined in, and as may be shortened, lengthened or waived in accordance with, the Professionals LPA);

(b) as to each Partnership Class A Common Unit that (i) is received by a Professionals Partner in respect of a Professionals Class A Common Unit held by such Professionals Partner in accordance with the terms of the Professionals LPA and (ii) is not simultaneously exchanged pursuant to Article XIV, the Lock-Up Period (as defined in the Professionals LPA) applicable to such Professionals Class A Common Unit held by such Professionals Partner;

(c) as to each Partnership Class A Common Unit outstanding and held by a Founding Partner on the Effective Date that are still held by such Founding Partner, the period commencing on the Effective Date and continuing through the date one hundred eighty (180) days after the Effective Date; and

(d) as to all other Partnership Interests not the subject of clause (a), (b) or (c) of this definition, a twelve (12)-month period ending on the day before the first (1st) anniversary of a Holder first acquiring such Partnership Interest;

provided, however, that the General Partner may, by written agreement with a Holder, shorten or lengthen the Lock-Up Period applicable to such Holder, in the sole discretion of the General Partner, and without having any obligation to do so for any other Holder.

“Majority in Interest of the Limited Partners” means Partners (excluding the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Partnership Units held by all Partners (excluding the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to such matter. Unless otherwise specified, references in this definition to “Partnership Units” shall mean Partnership Class A Common Units.

“Majority in Interest of the Partners” means Partners (including the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Partnership Units held by all Partners (including the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to such matter. Unless otherwise specified, references in this definition to “Partnership Units” shall mean Partnership Class A Common Units and Partnership Class B Common Units.

“Net Income” or “Net Loss” means, for each Fiscal Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) Any expenditure of the Partnership described in Code section 705(a)(2)(B) or treated as a Code section 705(a)(2)(B) expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Partnership asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 5.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 5.3 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Shares or Preferred Shares, excluding Preferred Shares and grants under the Equity Plans, or (ii) any Debt issued by the Special Limited Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations section 1.752-1(a)(2).

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Original Agreement” has the meaning set forth in the Recitals.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(i)(1) and 1.704-2(i)(2).

“Partnership” has the meaning set forth in the Recitals.

“Partnership Audit Procedures” means Code sections 6221 through 6241 and any successor statutes thereto or the Regulations promulgated thereunder.

“Partnership Class A Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class B Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class A Common Unit.

“Partnership Class B Common Unit” means a Partnership Class B-1 Common Unit or a Partnership Class B-2 Common Unit.

“Partnership Class B-1 Common Unit ” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A Common Unit, Partnership Class B-2 Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class B-1 Common Unit.

“Partnership Class B-2 Common Unit ” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A Common Unit, Partnership Class B-1 Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class B-2 Common Unit.

“Partnership Common Unit” means a Partnership Class A Common Unit or Partnership Class B Common Unit.

“Partnership Employee” means an employee of the Partnership or an employee of a Subsidiary of the Partnership, if any.

“Partnership Equivalent Units” means, with respect to any class or series of Capital Shares, Partnership Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Common Shares and the other classes and series of Capital Shares as such Partnership Equivalent Units would have as to Partnership Common Units and the other classes and series of Partnership Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Partnership. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Partnership Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares; provided, however, with respect to redemption rights, the terms of Partnership Equivalent Units must be such so that the Partnership complies with Section 3.7.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Junior Unit” means a fractional share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 3.2 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Partnership Common Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations section 1.704-2(b)(2) and is computed in accordance with Regulation section 1.704-2(d).

“Partnership Preferred Unit” means a fractional share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a record date fixed for the determination of Partners entitled to receive any distribution, shall (unless otherwise determined by the General Partner) generally be the same as the record date established by the Special Limited Partner for a distribution to its stockholders.

“Partnership Representative” has the meaning set forth in Section 9.3(a).

“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, a Partnership Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3.

“Percentage Interest” means, with respect to each Partner at any time, as to any class or series of Partnership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of such class or series held by such Partner at such time and the denominator of which is the total number of Partnership Units of such class or series held by all Partners at such time. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Partnership Common Units. A Partner’s Percentage Interest in Partnership Common Units at any time means a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate number of Partnership Class A Common Units held by such Partner and (ii) 0.001 multiplied by the aggregate number of Partnership Class B Common Units held by such Partner, and the denominator of which is the sum of (a) the aggregate number of Partnership Class A Common Units held by all Partners, and (b) 0.001 multiplied by the aggregate number of Partnership Class B Common Units held by all Partners.

“Permitted ATM Distribution Period” means, with respect to any Permitted ATM Funding, the period commencing on the applicable Quarterly Exchange Date and ending on the earlier of (x) the date when all Primary Issuance Shares to be sold in such Permitted ATM Funding in respect of the applicable Primary Issuance Funding have been sold and (y) the twentieth (20th) Trading Day after such Quarterly Exchange Date.

“Permitted ATM Funding” means any Primary Issuance Funding that satisfies each of the following requirements: (i) sales of the applicable Primary Issuance Shares in respect of such Primary Issuance Funding are made through one or more sales agents of the Special Limited Partner by means of ordinary brokers’ transactions on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing, or otherwise at market prices prevailing at the time of the applicable sale; (ii) the fees or commissions payable to such sales agents are determined pursuant to an equity distribution or similar agreement negotiated in good faith by the Special Limited Partner and entered into on arms’ length terms; (iii) sales of the applicable Primary Issuance Shares in respect of such Primary Issuance Funding are executed during the applicable Permitted ATM Distribution Period; and (iv) to the extent any Primary Issuance Shares remain unsold at the end of the applicable Permitted ATM Distribution Period, a corresponding number of Primary Issuance Units are deemed withdrawn from the applicable Primary Issuance Funding and may be tendered for exchange in respect of any subsequent Quarterly Exchange Date.

“Permitted Transfer” means (i) a Transfer by a Limited Partner of all or part of its Partnership Interest to any Family Member, Controlled Entity or Affiliate of such Partner, and (ii) a Pledge and any Transfer of a Partnership Interest to a Permitted Transferee pursuant to the exercise of remedies under a Pledge.

“Permitted Transferee” means (i) any Family Member, Controlled Entity or Affiliate of a Limited Partner, (ii) any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom any Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Partnership Interest (each a “Permitted Lender Transferee”), and (iii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom a Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Partnership Interest.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means a pledge by a Holder of all or any portion of its Partnership Interest to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Holder, as collateral or security for a bona fide loan or other extension of credit.

“Predecessor General Partner” has the meaning set forth in the Recitals.

“Preferred Share” means a share of stock of the Special Limited Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.

“Previous LPA” has the meaning set forth in the Recitals.

“Primary Issuance Funding” has the meaning given to such term in Section 14.2(b)(i).

“Primary Issuance Shares” has the meaning given to such term in Section 14.2(b)(i).

“Primary Issuance Units” has the meaning given to such term in Section 14.2(b)(i).

“Professionals” has the meaning set forth in the Preamble.

“Professionals Class A Common Units” means the “Partnership Class A Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class A-1 Common Units” means the “Partnership Class A-1 Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class A-2 Common Units” means the “Partnership Class A-2 Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class A-3 Common Units” means the “Partnership Class A-3 Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class B Common Units” means the “Partnership Class B Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals LPA” has the meaning set forth in the Recitals.

“Professionals Notice of Redemption and Exchange” means a “Notice of Redemption and Exchange,” as defined in the Professionals LPA.

“Professionals Partner” means a limited partner of Professionals.

“Professionals Partner Elections” means the Legacy Partner Elections to Redeem duly executed and delivered by Professionals Partners.

“Publicly Traded” means listed or admitted to trading on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing.

“PWP Entities” means and includes each of the Partnership, the General Partner, the Special Limited Partner and their respective Subsidiaries and Controlled Entities.

“PWP GP” has the meaning set forth in the Preamble.

“Qualified DRIP” means a dividend reinvestment plan of the Special Limited Partner that permits participants to acquire Class A Shares using the proceeds of dividends paid by the Special Limited Partner; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of the Special Limited Partner the savings enjoyed by the Special Limited Partner in connection with the avoidance of share issuance costs, and (ii) not exceed 5% of the value of a Class A Share as computed under the terms of such dividend reinvestment plan.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Additional Limited Partner, (c) an Assignee who is the transferee of a Limited Partner’s Partnership Interest in a Permitted Transfer, (d) a Professionals Partner that has submitted a Professionals Notice of Redemption and Exchange to the general partner of Professionals, the Partnership and the Special Limited Partner in accordance with section 14.1 of the Professionals LPA, which Professionals Notice of Redemption and Exchange shall, for purposes of this Agreement, be deemed to have been submitted by both such Professionals Partner and Professionals or (e) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner’s Partnership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner or the Special Limited Partner.

“Quarter” means, unless context requires otherwise, a fiscal quarter of the Special Limited Partner.

“Quarterly Exchange Date” means, with respect to each Quarter following the Effective Date, the date established by the Special Limited Partner for Exchanges in such Quarter; provided that, if such date is not both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under the applicable polices of the Special Limited Partner, then the Quarterly Exchange Date shall be the first date thereafter that is both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under such polices. Notwithstanding the foregoing or anything herein to the contrary: (a) for the Quarter in which the one-hundred eighty-first (181st) day following the Effective Date is to occur, the Quarterly Exchange Date shall be such one-hundred eighty-first (181st) day (or, if such one-hundred eighty-first (181st) day is not a Trading Day, the next Trading Day thereafter); provided that, if such one-hundred eighty-first (181st) day (or such later day) is a day in which the directors and executive officers of the Special Limited Partner are not permitted to trade under the applicable polices of the Special Limited Partner, then, to the extent that an exchanging Qualified Party subject to such policies is to be settled with the Stock Amount, such settlement shall occur on the next day thereafter in which such Qualified Party is permitted to trade under such polices; (b) for the Quarter in which the thirty-six (36) month anniversary of the Effective Date is to occur, the

Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; (c) for the Quarter in which the forty-two (42) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; (d) for the Quarter in which the forty-eighth (48) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; (e) for the Quarter in which the fifty-four (54) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; and (f) for the Quarter in which the sixty (60) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; provided, that, with respect to clause (f), if such Quarterly Release Date would otherwise occur after the sixty (60) month anniversary of the Effective Date, then (i) the Quarterly Release Date for the Quarter in which the sixty (60) month anniversary of the Effective Date is to occur shall instead be the date established by the Special Limited Partner for Exchanges in such Quarter (provided that, if such date is not both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under the applicable polices of the Special Limited Partner, then the Quarterly Exchange Date shall be the first date thereafter that is both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under such polices) and (ii) the Quarterly Release Date for the Quarter immediately preceding the Quarter in which the sixty (60) month anniversary of the Effective Date is to occur shall instead be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter.

“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Relevant Securities” means Partnership Common Units and Common Shares.

“Restorative Transaction” has the meaning set forth in Section 6.1(j).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Separation Date” has the meaning set forth in the Recitals.

“Special Limited Partner” has the meaning set forth in the Preamble.

“Stock Amount” means, for each Partnership Class A Common Unit that is exchanged for the Stock Amount, a number of Class A Shares that is equal to the Adjustment Factor.

“Stock Settlement Notice” has the meaning set forth in Section 14.3(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing member of the entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.4.

“Tax Items” has the meaning set forth in Section 5.4(a).

“Termination Transaction” means (a) a merger, consolidation or other combination involving the Special Limited Partner or the General Partner, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Special Limited Partner not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of the Special Limited Partner or the General Partner, or (e) a Transfer of all or any portion of the Special Limited Partner’s Partnership Interest or its interest in the General Partner, other than (i) a Transfer to the Partnership, the Special Limited Partner or a direct or indirect wholly owned subsidiary of the Special Limited Partner, or (ii) a Transfer effected in accordance with Section 10.2(b).

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires a Partnership Interest pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.

“Trading Day” means a day on which Class A Shares (i) are not suspended from trading at the close of business on the NASDAQ Capital Market or such other national securities exchange where the Class A Shares have been primarily listed or admitted for trading or any successor to any such exchange and (ii) have traded at least once on the NASDAQ Capital Market or such other national securities exchange where the Class A Shares have been primarily listed or admitted for trading or any successor to any such exchange. If the Class A Shares are not listed or admitted for trading on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing, “Trading Day” means a Business Day.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article X, “Transfer” does not include (a) any redemption of Partnership Common Units by the Partnership, or acquisition of Partnership Class A Common Units by the Special Limited Partner, pursuant to Section 7.3 or Article XIV or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” shall have correlative meanings.

“Value” means, with respect to any outstanding Class A Shares that are Publicly Traded, the volume weighted average price per share on the Quarterly Exchange Date. If the Class A Shares are not Publicly Traded, the Value of a Class A Share means the amount that a holder of a Class A Share would receive if each of the assets of the Special Limited Partner were to be sold for its fair market value on the Quarterly Exchange Date, the Special Limited Partner were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the holders of the Special Limited Partner’s equity. Such Value shall be determined by the Special Limited Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Special Limited Partner if each asset of the Special Limited Partner (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Special Limited Partner owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Special Limited Partner’s minority interest in any property or any illiquidity of the Special Limited Partner’s interest in any property).

Notwithstanding the foregoing, in the event that the Special Limited Partner elects to settle an Exchange of Partnership Class A Common Units with the proceeds of a Primary Issuance Funding pursuant to Section 14.2(b), “Value” shall mean an amount per Class A Share equal to the net proceeds per Class A Share received by the Special Limited Partner from such Primary Issuance Funding, determined after deduction of any discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents, but not of any other expenses of the Special Limited Partner or any other Holder related thereto, including without limitation, legal and accounting fees and expenses, Securities and Exchange Commission registration fees, state blue sky and securities laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses. For the avoidance of doubt, to the extent the Primary Issuance Shares for a given Primary Issuance Funding are sold in multiple transactions rather than a single transaction or block, “Value” shall be determined by reference to the volume weighted average price per share received by the Special Limited Partner across all sales in respect of such Primary Issuance Funding and otherwise in accordance with this paragraph.

“Withdrawing Partner” has the meaning given to such term in Section 14.2(b)(iii).

Section 1.2 Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b) defined terms include the plural as well as the singular and vice versa;

(c) words importing gender include all genders;

(d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;

(e) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

(f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;

(g) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Formation. The Partnership is a limited partnership previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Certificate, and all actions taken or to be taken by any employee of Skadden, Arps, Slate, Meagher & Flom LLP and any other person who executed and filed or who executes and files, after the date hereof, the Certificate are hereby adopted and ratified, or authorized, as the case may be.

Section 2.2 Name. The name of the Partnership is “PWP Holdings LP.” The Partnership may also conduct business at the same time under one or more fictitious names if the General Partner determines that such is in the best interests of the Partnership. The General Partner may change the name of the Partnership, from time to time, in accordance with applicable law.

Section 2.3 Principal Place of Business; Other Places of Business. The principal business office of the Partnership is located at 767 Fifth Avenue, New York, New York 10153, or such other place within or outside the State of Delaware as the General Partner may from time to time designate. The Partnership may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Designated Agent for Service of Process. So long as required by the Act, the Partnership shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Partnership in the State of Delaware. As of the date of this Agreement, the address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Partnership’s registered agent for service of process at such address is Corporation Service Company.

Section 2.5 Term. The term of the Partnership commenced on the Formation Date and such term shall continue until the Partnership is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Partnership, the existence of the Partnership shall continue until termination pursuant to this Agreement or as otherwise provided in the Act.

Section 2.6 No Concerted Action. Each Partner hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights hereunder, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Partner. Other than in respect of the Partnership, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Partner or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein.

Section 2.7 Business Purpose. The Partnership may carry on any lawful business, purpose or activity in which a limited partnership may be engaged under applicable law (including the Act).

Section 2.8 Powers. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act, by any other applicable law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.7.

Section 2.9 Certificates; Filings. The Certificate was previously filed on behalf of the Partnership, in the Office of the Secretary of State of the State of Delaware as required by the Act. The General Partner may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The General Partner shall also cause to be made, on behalf of the Partnership, such additional filings and recordings as the General Partner shall deem necessary or advisable.

If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

Section 2.10 Representations and Warranties by the Partners.

(a) Each Partner that is an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject and (ii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(b) Each Partner that is not an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(c) Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a speculative and illiquid investment. Notwithstanding the foregoing, the representations and warranties contained in the first sentence of this Section 2.10(c) shall not apply to any Permitted Lender Transferee, it being understood that a Permitted Lender Transferee may be subject to a legal obligation to sell, distribute or otherwise dispose of any Partnership Interest acquired pursuant to the exercise of remedies under a Pledge; provided, however, that any such Permitted Lender Transferee must be a Qualified Transferee.

(d) The representations and warranties contained in Section 2.10(a), Section 2.10(b) and Section 2.10(c) shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(e) Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the Special Limited Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Section 2.10(a), Section 2.10(b) and Section 2.10(c) as applicable to any Partner (including any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1 Capital Contributions of the Partners. The Partners as of the Effective Date (or their predecessors in interest) have heretofore made Capital Contributions to the Partnership. Except as provided by applicable law or in Section 3.2, Section 3.3 or Section 9.4, the Partners shall have no obligation or, except with the prior written consent of the General Partner, right to make any other Capital Contributions or any loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number and class of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Partner. No action of any Limited Partner (other than the Special Limited Partner) shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 3.2 Issuances of Additional Partnership Interests. Subject to the rights of any Holder set forth in a Partnership Unit Designation:

(a) General. Partnership Interests shall be represented by Partnership Units. Initially, all Partnership Units shall be designated as either “Partnership Class A Common Units,” “Partnership Class B-1 Common Units” or “Partnership Class B-2 Common Units.” As of the Effective Date, all interests in the Company were converted into Partnership Class A Common Units. Partnership Class A Common Units may be held by the General Partner or any Limited Partner; and Partnership Class B-1 Common Units and Partnership Class B-2 Common Units may be held only by the General Partner or the

Special Limited Partner. Except as expressly provided herein, Partnership Class A Common Units, Partnership Class B-1 Common Units and Partnership Class B-2 Common Units shall entitle the holders thereof to equal rights under this Agreement. The Partners, and the number and class of Partnership Units held by each Partner, as of the effectiveness of this Agreement is set forth in the Register. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner and the Special Limited Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership, or (v) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Partnership Interests) as shall be determined by the General Partner, without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests. Except to the extent specifically set forth in any Partnership Unit Designation, a Partnership Interest of any class or series other than a Partnership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall amend the Register and the books and records of the Partnership as appropriate to reflect such issuance.

(b) Issuances to the General Partner or Special Limited Partner. No additional Partnership Units shall be issued to the General Partner or the Special Limited Partner unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units in proportion to their respective Percentage Interests in the Partnership Common Units, (ii) (a) the additional Partnership Units are (w) Partnership Class A Common Units issued in connection with an issuance of Class A Shares, (x) Partnership Class B-1 Common Units issued in connection with an issuance of Class B-1 Shares, (y) Partnership Class B-2 Common Units issued in connection with an issuance of Class B-2 Shares or (z) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Special Limited Partner (other than Common Shares), and (b) the General Partner or the Special Limited Partner (as the case may be) contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such Common Shares, Preferred Shares, New Securities or other interests in the Special Limited Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, (iv) the additional Partnership Units are Partnership Class A Common Units issued to the Special Limited Partner or the General Partner (a) for a cash price per unit determined by the General Partner, in its discretion, which is equal to (x) the Value of a Class A Share as of the date of such issuance, multiplied by the Adjustment Factor, or (y) the fair market value of a Partnership Class A Common Unit as of the date of such issuance, as determined by the General Partner, in its discretion, and (b) no portion of the purchase price consists of proceeds or other consideration received in connection with the issuance of Common Shares, Preferred Shares, New Securities or other interests in the Special Limited Partner, or (v) the additional Partnership Units are issued pursuant to the other provisions of this Article III.

(c) No Preemptive Rights. Except as expressly provided in this Agreement or in any Partnership Unit Designation, no Person, including any Holder, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

(d) Fractional Partnership Units. The Partnership may issue fractional Partnership Units, and all Partnership Units shall be rounded to the fourth decimal place.

Section 3.3 Additional Funds and Capital Contributions.

(a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Partnership Units or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 3.3 without the approval of any Limited Partner or any other Person.

(b) Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 3.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c) Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than, except as contemplated in Section 3.3(d), the General Partner or the Special Limited Partner) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(d) General Partner and Special Limited Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner and/or the Special Limited Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or the Special Limited Partner, as applicable, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(e) Issuance of Securities by the Special Limited Partner. The Special Limited Partner shall not issue any additional Common Shares, Preferred Shares or New Securities unless the Special Limited Partner contributes the cash proceeds or other consideration received from the issuance of such additional Common Shares, Preferred Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional New Securities to the Partnership in exchange for (w) in the case of an issuance of Class A Shares, Partnership Class A Common Units, (x) in the case of an issuance of Class B-1 Shares, Partnership Class B-1 Common Units, (y) in the case of an issuance of Class B-2 Shares, Partnership Class B-2 Common Units or (z) in the case of an issuance of Preferred Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the

Special Limited Partner may issue Common Shares, Preferred Shares or New Securities (a) pursuant to Section 3.4 or Article XIV, (b) pursuant to a dividend or distribution (including any stock split) of Common Shares, Preferred Shares or New Securities to all of the holders of Common Shares, Preferred Shares or New Securities (as the case may be), (c) upon a conversion of Class B-1 Shares or Class B-2 Shares, (d) upon a conversion, redemption or exchange of Preferred Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the Special Limited Partner. For the avoidance of doubt, the issuance of capital stock of the Special Limited Partner in the De-SPAC Transaction shall not be subject to this Section 3.3(e). In the event of any issuance of additional Common Shares, Preferred Shares or New Securities by the Special Limited Partner, and the contribution to the Partnership, by the Special Limited Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Special Limited Partner’s expenses associated with such issuance, including any underwriting discounts or commissions. In the event that the Special Limited Partner issues any additional Common Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to, and shall, issue to the Special Limited Partner (i) a number and type of Partnership Common Units equal to the number and type of Common Shares so issued, divided by the Adjustment Factor then in effect, or (ii) a number of Partnership Equivalent Units that correspond to the class or series of Capital Shares or New Securities so issued, in either case, in accordance with this Section 3.3(e) without any further act, approval or vote of any Partner or any other Persons.

Section 3.4 Equity Plans.

(a) Stock Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Person other than a Partnership Employee is duly exercised, the following events will be deemed to have occurred:

(i) The Special Limited Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Special Limited Partner by such exercising party in connection with the exercise of such stock option.

(ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.4(a)(i), the Special Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution an amount equal to the Value of a Class A Share as of the date of exercise multiplied by the number of Class A Shares then being issued in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Partnership shall issue a number of Partnership Class A Common Units to the Special Limited Partner equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

(b) Stock Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Partnership Employee is duly exercised, the following events will be deemed to have occurred:

(i) The Special Limited Partner shall sell to the Partnership, and the Partnership shall purchase from the Special Limited Partner, the number of Class A Shares as to which such stock option is being exercised. The purchase price per Class A Share for such sale of Class A Shares to the Partnership shall be the Value of a Class A Share as of the date of exercise of such stock option.

(ii) The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall sell to such Partnership Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Share at the time of the exercise, the number of Class A Shares equal to (a) the exercise price paid to the Special Limited Partner by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a Class A Share at the time of such exercise.

(iii) The Partnership shall transfer to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall transfer to such Partnership Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 3.4(b)(i) less the number of Class A Shares described in Section 3.4(b)(ii).

(iv) The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Special Limited Partner in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Partnership shall issue a number of Partnership Class A Common Units to the Special Limited Partner equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

(c) Other Class A Shares Issued to Partnership Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Partnership Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Partnership or a Partnership Subsidiary:

(i) The Special Limited Partner shall issue such number of Class A Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;

(ii) The following events will be deemed to have occurred: (a) the Special Limited Partner shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Partnership Subsidiary, to such Partnership Subsidiary) for a purchase price equal to the Value of such shares, (b) the Partnership (or such Partnership Subsidiary) shall be deemed to have delivered the shares to the Partnership Employee, (c) the Special Limited Partner shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Partnership Subsidiary, the Partnership shall be deemed to have contributed such amount to the capital of the Partnership Subsidiary; and

(iii) The Partnership shall issue to the Special Limited Partner a number of Partnership Class A Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect in consideration for a deemed Capital Contribution in an amount equal to (x) the number of newly issued Partnership Class A Common Units, multiplied by (y) a fraction the numerator of which is the Value of a Class A Share, and the denominator of which is the Adjustment Factor then in effect.

(d) Other Class A Shares Issued to Persons other than Partnership Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Person other than a Partnership Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Special Limited Partner, the General Partner, the Partnership or a Partnership Subsidiary:

(i) The Special Limited Partner shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan; and

(ii) The Special Limited Partner shall be deemed to have contributed the Value of such Class A Shares to the Partnership as a Capital Contribution, and the Partnership shall issue to the Special Limited Partner a number of newly issued Partnership Class A Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

(e) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Special Limited Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees or directors of or other service providers to the General Partner, the Special Limited Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner or the Special Limited Partner, the General Partner shall have the power, without the Consent of the Limited Partners or the Consent of the Partners, to amend this Section 3.4 pursuant to Section 6.1(g)(ix).

(f) Issuance of Partnership Common Units. The Partnership is expressly authorized to issue Partnership Common Units in the numbers specified in this Section 3.4 without any further act, approval or vote of any Partner or any other Persons.

Section 3.5 Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received by the Special Limited Partner in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Special Limited Partner to effect open market purchases of Class A Shares, or (b) if the Special Limited Partner elects instead to issue new Class A Shares with respect to such amounts, shall be contributed by the Special Limited Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the Special Limited Partner a number of Partnership Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

Section 3.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 3.7 Conversion or Redemption of Preferred Shares and Common Shares.

(a) Conversion of Preferred Shares. If, at any time, any Preferred Shares are converted into Common Shares, in whole or in part, then an equal number of Partnership Equivalent Units held by the Special Limited Partner that correspond to the class or series of Preferred Shares so converted shall automatically be converted or exchanged into a number of Partnership Common Units equal to the quotient of (i) the number of Common Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect.

(b) Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Special Limited Partner for cash, then, immediately prior to such redemption, repurchase or acquisition of Preferred Shares, the Partnership shall purchase an equal number of Partnership Equivalent Units held by the Special Limited Partner that correspond to the class or series of Preferred Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Partnership Equivalent Unit, as such Preferred Shares are redeemed, repurchased or acquired.

(c) Redemption, Repurchase or Forfeiture of Common Shares. If, at any time, any Common Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by the Special Limited Partner, then, immediately prior to such redemption, repurchase or acquisition of Common Shares, the Partnership may (but shall not be obligated to) redeem a number of Partnership Common Units held by the Special Limited Partner equal to the quotient of (i) the number of Common Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such Common Shares are redeemed, repurchased or acquired.

(d) Conversion of Class B Shares. If, at any time, any Class B-1 Shares are converted into Class A Shares, in whole or in part, then an equal number of the then outstanding Partnership Class B-1 Common Units, or fractions thereof, shall automatically be converted into a number of Partnership Class A Common Units equal to the number of Class A Shares issued upon such conversion. If, at any time, any Class B-2 Shares are converted into Class A Shares, in whole or in part, then an equal number of the then outstanding Partnership Class B-2 Common Units, or fractions thereof, shall automatically be converted into a number of Partnership Class A Common Units equal to the number of Class A Shares issued upon such conversion.

Section 3.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash to the capital of the Partnership in accordance with the principles promulgated in proposed Regulations section 1.704-1. In addition, with the consent of the General Partner, one or more Partners (including the Special Limited Partner) may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation that provides for a class or series of Partnership Preferred Units with a preference with respect to the payment of distributions and except as provided in Section 6.1(g)(xi), from time to time, as determined by the General Partner, the General Partner shall cause the Partnership to pay distributions, in such amounts as the General Partner may determine, to the Holders of Partnership Common Units pro rata in accordance with their respective Percentage Interests of Partnership Common Units on the applicable Partnership Record Date. Subject to the terms of any Partnership Unit Designation, distributions payable with respect to any Partnership Units that were not outstanding during the entire period in respect of which any distribution is made (other than any Partnership Units issued to the Special Limited Partner in connection with the issuance of Common Shares or Capital Shares by the Special Limited Partner) shall be prorated based on the portion of the period that such Partnership Units were outstanding.

Section 4.2 Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, the Partnership shall use best efforts to make distributions to the Partners pro rata in accordance with their respective Percentage Interests of Partnership Common Units on the applicable Partnership Record Date, of an aggregate amount in cash sufficient to allow each Partner to pay its Annual Income Tax Liability with respect to the calendar year. All distributions made to Partners pursuant to this Section 4.2 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributed to Partners under Section 4.1. The amounts distributable pursuant to this Section 4.2 shall be calculated and distributed at the following times: (i) quarterly, on an estimated basis, with respect to the portion of the Fiscal Year through the end of such quarterly period, at least five (5) days prior to the date on which U.S. federal corporate estimated tax payments are due and (ii) with respect to each Fiscal Year, as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).

Section 4.3 Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The General Partner may cause the Partnership to make a distribution in kind of Partnership Assets or Partnership Interests to the Holders, and except as provided in Section 6.1(g)(xi), such assets or Partnership Interests shall be distributed in such a fashion as to ensure that the fair market value (as determined by the General Partner, whose determination shall be conclusive) is distributed and allocated in accordance with Article IV, Article V and Article IX.

Section 4.4 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 9.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 4.1 for all purposes under this Agreement.

Section 4.5 Distributions upon Liquidation. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Liquidating Event, the assets of the Partnership shall be distributed to the Holders in accordance with Section 12.3.

Section 4.6 Revisions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article III, subject to the rights of any Holder set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including making preferential distributions to certain classes of Partnership Units.

Section 4.7 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Section 4.8 Calculation of Distributions. In calculating all distributions payable to any holders of Partnership Units, the General Partner shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.

ARTICLE V

ALLOCATIONS

Section 5.1 Timing and Amount of Allocations of Net Income and Net Loss. Subject to Section 10.6(c), Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year as of the end of each such year. Except as otherwise provided in this Article V, and subject to Section 10.6(c), an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 5.2 General Allocations. Subject to Section 10.6(c), Net Income and Net Loss shall be allocated to each of the Holders as follows:

(a) Net Income will be allocated to Holders of Partnership Preferred Units in accordance with and subject to the terms of the Partnership Unit Designation applicable to such Partnership Preferred Units;

(b) remaining Net Income will be allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests at the end of each Fiscal Year; and

(c) subject to the terms of any Partnership Unit Designation, Net Loss will be allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests at the end of each Fiscal Year.

Section 5.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article V:

(a) Special Allocations Regarding Partnership Preferred Units. If any Partnership Preferred Units are redeemed pursuant to Section 3.7(b) (treating a full liquidation of the General Partner’s Partnership Interest or of such Special Limited Partner’s Partnership Interest for purposes of this Section 5.3(a) as including a redemption of any then outstanding Partnership Preferred Units pursuant to Section 3.7(b)), for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the redemption amounts paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the redemption amount paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed).

(b) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding the provisions of Section 5.2, or any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4) or in Section 5.3(b)(i), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt (determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s respective share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt. A Holder’s share of the net decrease in Partner Minimum Gain shall be determined in accordance with Regulations section 1.704-2(i)(4); provided that a Holder shall not be subject to this provision to the extent that an exception is provided by Regulations section 1.704-2(i)(4) and any IRS revenue rulings, revenue procedures, or notices issued with respect thereto. Allocations pursuant to this Section 5.3(b)(ii) shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided that an allocation pursuant to this Section 5.3(b)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(iv) were not in the Agreement. It is intended that this Section 5.3(b)(iv) comply with the qualified income offset requirement in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2 (g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(b)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(v) and Section 5.3(b)(iv) were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss (or items of loss) shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Holders of other Partnership Units, as determined by the General Partner, subject to the limitations of this Section 5.3(b)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or Code section 743(b) is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2) (iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the event that Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 5.3(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(c) Special Allocations Upon Liquidation. Notwithstanding any provision in this Article V to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XII, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Fiscal Year or a later Fiscal Year (and to the extent permitted by Code section 761(c), for the immediately preceding Fiscal Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 12.3(a)(iii) to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article IV.

(d) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Partnership Common Units.

Section 5.4 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 5.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.2 and Section 5.3.

(b) Section 704(c) Allocations. Notwithstanding Section 5.4(a), Tax Items with respect to an Asset that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the traditional method as described in Regulations section 1.704-3(b); provided that another method approved under Code section 704(c) and the applicable Regulations may be used to account for such variation if Professionals consents in writing to the use of such method. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Section 1.1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code section 704(c) and the applicable Regulations and using the method chosen by the General Partner. Notwithstanding anything to the contrary in this Agreement, if the Partnership issues any noncompensatory options as defined in Regulations section 1.721-2 and a Partner receives an interest in the Partnership pursuant to the exercise of such an option, the Partnership shall make such allocations and adjustments to the Partners’ Capital Accounts as are required to comply with Regulations section 1.704-1.

Section 5.5 Certain Accounting Matters. Notwithstanding anything herein to the contrary, for financial reporting purposes in accordance with Section 8.1, Professionals may be viewed to have made a contribution to the Partnership by granting an economic interest to its partners which require services rendered by such partners to the Partnership. Such contribution is not deemed to increase the Capital Account or ownership percentage of Professionals in the Partnership, nor does it affect future distributions to Professionals.

ARTICLE VI

OPERATIONS

Section 6.1 Management. Subject to the provisions of the agreements entered into in connection with the De-SPAC Transactions, to the extent that, and in the circumstances under which they are intended to control, including the Stockholders Agreement (as such term is defined in the Transaction Agreement);

(a) The General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Partnership. The General Partner shall have the exclusive power and authority to bind the Partnership, except and to the extent that such power is expressly delegated in writing to any other Person by the General Partner, and such delegation shall not cause the General Partner to cease to be a Partner or the General Partner of the Partnership. The General Partner shall be an agent of the Partnership’s business, and the actions of the General Partner taken in such capacity and in accordance with this Agreement shall bind the Partnership. The General Partner shall at all times be a Partner of the Partnership. The General Partner shall constitute a “general partner” under the Act. Notwithstanding any provision of this Agreement, the Partnership, and the General Partner on behalf of the Partnership, may enter into and perform any document without any vote or consent of any other Person. No Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement. The General Partner may not be removed by the Partners, with or without cause, except with the consent of the Special Limited Partner.

(b) The determination as to any of the following matters, made by or at the direction of the General Partner consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units or Partnership Preferred Units; the amount and timing of any distribution; any determination to redeem Partnership Class A Common Units that have been in fact tendered for redemption; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

(c) The General Partner may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Partnership as the General Partner deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the General Partner from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the General Partner.

(d) Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no Partner other than the General Partner shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Partnership or its business, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Partnership. Without limiting the generality of the foregoing, the General Partner may cause the Partnership, without the consent or approval of any other Partner, to enter into any of the following in one or a series of related transactions: (i) any merger (including, for purposes of clarity and the avoidance of doubt, the merger contemplated by section 6.1(e) of the Professionals LPA), (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, division, exchange, transfer or other disposition of a subsidiary, division or other business, (vii) any issuance of debt or equity securities (subject to any limitations expressly provided for herein) or (viii) any incurrence of indebtedness. Except to the extent expressly delegated in writing by the General Partner, no Limited Partner or Person other than the General Partner shall be an agent for the Partnership or have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership.

(e) Only the General Partner may commence a voluntary case on behalf of, or an involuntary case against, the Partnership under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Partner, to the fullest extent permitted by applicable law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(f) It is anticipated that the General Partner’s primary business activities shall be focused on the operation of the PWP Entities. Subject to the foregoing and any additional limitations contained in any constituent agreement(s) of any other PWP Entity, the Partners acknowledge and agree that, subject to the terms of any other employment, consulting or similar arrangements or engagement with the Partnership, the General Partner, or any Affiliate of either of them: (i) any Limited Partner may engage or invest in any other business, activity or opportunity of any nature, independently or with others; (ii) neither the Partnership nor any Partner (in its capacity as such) shall have any right to participate in any manner in such engagement or investment, or the profits or income earned or derived therefrom; and (iii) the pursuit of such activities by any such Partner shall not be deemed in violation of breach of this Agreement or any obligation or duty owed by such Partner to the Partnership or the other Partners.

(g) Subject to the rights of any Holder set forth in a Partnership Unit Designation and Section 6.1(h), the General Partner shall have the power, without the Consent of any of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity or mistake, correct or supplement any provision in this Agreement not inconsistent with applicable law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with applicable law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article V or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 4.6 or as contemplated by the Code or the Regulations);

(vi) to reflect the issuance of additional Partnership Interests in accordance with Article III;

(vii) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Partnership Units issued pursuant to Article III;

(viii) if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Article XIV or any related definitions to provide the holders of interests in such Surviving Partnership rights that are consistent with Section 10.7(b)(v);

(ix) to modify Section 3.4 as the General Partner, in its sole discretion, deems necessary or desirable as a result of the Special Limited Partner, the General Partner or the Partnership adopting, modifying or terminating any share incentive plan for the benefit of employees, directors or other business associates of the Special Limited Partner, the General Partner, the Partnership or any of their Affiliates;

(x) in connection with a merger or division of the Partnership;

(xi) in connection with the De-SPAC Transaction, to (A) purchase from the Special Limited Partner (x) a number of Class B-1 Shares equal to the number of Partnership Class A Common Units held by Professionals at such time and (y) a number of Class B-2 Shares equal to the aggregate number of Partnership Class A Common Units held by the Founding Partners at such time; (B) immediately following such purchases, distribute (x) to Professionals, all such Class B-1 Shares and (y) to each Founding Partner, a number of Class B-2 Shares equal to the number of Partnership Class A Common Units held by such Founding Partner; (C) to the extent applicable, immediately following such distributions, redeem certain of the Partnership Class A Common Units held by such Founding Partners upon the terms and subject to the conditions set forth in the Founding Partner Elections; and (D) to the extent applicable, immediately following such redemptions, redeem certain of the Partnership Class A Common Units held by certain Professionals Partners (which Partnership Class A Common Units were received in connection with the redemption by Professionals of certain Professionals Partners’ Professionals Class A-1 Common Units) upon the terms and subject to the conditions set forth in the Professionals Partner Elections; and

(xii) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the Special Limited Partner and which does not violate Section 6.1(h).

(h) Notwithstanding Article XIII, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner, if any, adversely affected thereby, if such amendment or action would (i) convert a Limited Partner into a general partner of the Partnership (except as a result of the Limited Partner becoming the General Partner pursuant to Section 11.1 or Section 12.2(c) of this Agreement), (ii) modify the limited liability of a Limited Partner or increase the obligation of a Limited Partner to make a Capital Contribution to the Partnership, (iii) adversely alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article IV or Section 12.3(a)(iii), or alter the allocations specified in Article V (except, in any case, as permitted pursuant to Section 3.2, Section 4.6 and Section 6.1(g)), (iv) alter or modify in a manner that adversely affects any Partner the Exchange rights, Cash Amount or Stock Amount as set forth in Article XIV or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 10.7(b)(v)), (v) would convert the Partnership into a corporation (other than in connection with a Termination Transaction) or (vi) amend this Section 6.1(h); provided, however, that, with respect to clauses (iii), (iv), (v) and (vi), the consent of any individual Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners of such class or series. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 6.1 without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

(i) The General Partner shall have the power, without the Consent of any of the Partners, to effect a split, subdivision, reverse split, combination, consolidation or any other recapitalization or reclassification transaction of any class of Partnership Units.

(j) No class of Partnership Units may be split, subdivided, reverse split, combined, consolidated, recapitalized or reclassified, and the holders of each such class of Partnership Units may not receive by dividend or distribution any additional units of such class of Partnership Units, unless, contemporaneously therewith, each other type of Relevant Securities are split, subdivided, reverse split, combined, consolidated, recapitalized or reclassified, or the holders of each other type of Relevant Securities receive by dividend or distribution additional shares or units of such Relevant Securities, in the same proportion and in the same manner; provided, that this Section 6.1(j) shall not apply to any split, subdivision, reverse split, combination, consolidation, recapitalization or reclassification of, or any dividend or distribution to the holders of, any class of Partnership Units that is effected to cause (i) the total number of outstanding Class A Shares to equal the number of Partnership Class A Common Units held by the Special Limited Partner, (ii) the total number of outstanding Class B Shares to equal the number of Partnership Class A Common Units, other than Partnership Class A Common Units held by the Special Limited Partner, (iii) the total number of outstanding Class B Shares to equal the number of Partnership Class B Common Units or (iv) any combination of the foregoing (any such split, subdivision, reverse split, combination, consolidation, recapitalization or reclassification or dividend or distribution, or any similar action or change at the Special Limited Partner, a “Restorative Transaction”).

(k) In the event of any split, subdivision, reverse split, combination, consolidation, recapitalization or reclassification of any type of Relevant Securities, or any dividend or distribution of any additional shares or units of any type of Relevant Securities to the holders of such type of Relevant Securities, references herein to a number of shares or units of any type of Relevant Securities, or a ratio of one type of Relevant Securities to another, shall be deemed adjusted as appropriate to reflect such action or change, unless, contemporaneously therewith, a similar action or change is effected with respect to each other type of Relevant Securities; provided, that there shall be no such adjustment in connection with a Restorative Transaction, except to the extent that the General Partner determines in good faith that such adjustment is required with respect to one or more types of Relevant Securities.

Section 6.2 Compensation and Reimbursement.

(a) The General Partner shall not receive any fees from the Partnership for its services in administering the Partnership, except as otherwise provided herein (including the provisions of Article IV and Article V regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

(b) Subject to Section 6.2(c), the Partnership shall be liable for, and shall reimburse the General Partner, the Special Limited Partner and Professionals and its general partner (in such capacity), as applicable, on a monthly basis, or such other basis as the General Partner may determine, for all sums expended in connection with the Partnership’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees of the Special Limited Partner, the General Partner or the Partnership, including payments under future compensation plans of the Special Limited Partner, the General Partner or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the Special Limited Partner, the General Partner or the Partnership will receive payments based upon dividends on or the value of Class A Shares, (iii) director fees and expenses, (iv) all costs and expenses of the Special Limited Partner being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders, and (v) all organizational and operational expenses reasonably incurred by Professionals or its general partner (in such capacity), including all payments, advances and other expenses in connection with any indemnity or similar obligation of Professionals or its general partner (in such capacity), in the case of clause (v), to the extent such expenses have been allocated to the Advisory Business (as defined in the Professionals LPA) in accordance with the Intended Economic Arrangement (as defined in the Professionals LPA) or otherwise in accordance with the Professionals LPA or the PWP LLCA (as defined in the Professionals LPA); provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner or the Special Limited Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 6.3. Such reimbursements shall be in addition to any reimbursement of the General Partner, the Special Limited Partner and Professionals or its general partner (in such capacity) as a result of indemnification pursuant to Section 6.6. Notwithstanding anything herein to the contrary, Professionals and its general partner (in such capacity) shall be an express third party beneficiary of this Section 6.2(b).

(c) To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and reimbursements to the General Partner, the Special Limited Partner, Professionals or any of their respective Affiliates by the Partnership pursuant to this Section 6.2 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).

(d) The Partnership shall satisfy all expense payment and reimbursement obligations arising under section 4.03 of the Previous LPA.

Section 6.3 Outside Activities.

(a) Neither the General Partner nor the Special Limited Partner shall directly or indirectly enter into or conduct any business, other than in connection with, (i) with respect to the General Partner, the ownership, acquisition and disposition of Partnership Interests, (ii) with respect to the General Partner, the management of the business of the Partnership, (iii) with respect to the Special Limited Partner, its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (iv) with respect to the Special Limited Partner, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to the Partnership or its assets or activities, and (vi) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership Debt for which it would otherwise be liable in its capacity as General Partner. The General Partner and any Affiliates of the General Partner may acquire Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Partnership Interests.

(b) Subject to any agreements entered into pursuant to Section 6.4 and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner or the Special Limited Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 6.4 Transactions with Affiliates.

(a) The Partnership may lend or contribute funds or other assets to the Special Limited Partner and its Subsidiaries or other Persons in which the Special Limited Partner has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner. The foregoing authority shall not create any right or benefit in favor of any Partner or any other Person. It is expressly acknowledged and agreed by each Partner that the Special Limited Partner may (i) borrow funds from the Partnership in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by the Special Limited Partner, (ii) put to the Partnership, for cash, any rights, options, warrants or convertible or exchangeable securities that the Special Limited Partner may desire or be required to purchase or redeem or (iii) borrow funds from the Partnership to acquire assets that will be contributed to the Partnership for Partnership Units.

(b) Except as provided in Section 6.3, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) The General Partner, the Special Limited Partner and their respective Affiliates may sell, transfer or convey any property to the Partnership, directly or indirectly, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner.

(d) The General Partner or the Special Limited Partner may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, the Special Limited Partner, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Special Limited Partner, the Partnership or any of the Partnership’s Subsidiaries.

Section 6.5 Liability of the General Partner and the Special Limited Partner.

(a) Neither the General Partner nor the Special Limited Partner nor officers and directors of either of the foregoing shall be liable to the Partnership or to any Partner for any losses sustained or liabilities incurred as a result of any act or omission of such Person or such other Person if the act or failure to act of such Person or such other Person was in good faith, within the scope of such Person’s authority, and undertaken in a manner it believed to be in, or not contrary to, the best interests of the Partnership.

(b) Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity, or otherwise, the parties hereby agree that the General Partner, the Special Limited Partner and all officers and directors of either of the foregoing, shall, to the maximum extent permitted by law, including Section 17-1101(d) of the Act, owe no duties (including fiduciary duties) to the Partnership, the other Partners, or any other Person who is a party to or who is otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.5(b) shall eliminate the implied contractual covenant of good faith and fair dealing. The provisions of this Agreement, to the extent that they eliminate the duties and liabilities of such Persons otherwise existing at law, in equity, or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of such Persons relating thereto.

(c) The Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Partners, the Special Limited Partner and the Special Limited Partner’s stockholders, collectively; and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the Special Limited Partner or its stockholders, on the other hand, the General Partner may give priority to the separate interests of the Special Limited Partner and its stockholders (including, without limitation, with respect to the tax consequences to Partners, Assignees or the Special Limited Partner’s stockholders) and, in the event of such a conflict, the General Partner may give priority to the separate interests of the Special Limited Partner or its stockholders if such action or failure to act does not result in a violation of the contract rights of the Partners under this Agreement.

(d) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. Except as otherwise agreed by the Partnership, the General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner or the Partnership pursuant to the General Partner’s authority under this Agreement.

(e) Subject to its obligations and duties as the General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

(f) In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by an officer, employee or agent of the General Partner or the Partnership or any such subsidiary, or by a lawyer, certified public accountant, appraiser or other person engaged by the Partnership as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The General Partner shall be entitled to rely on the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the General Partner in reliance on such advice shall not subject the General Partner to liability to the Partnership or any Partner. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) Notwithstanding anything herein to the contrary, except pursuant to any express indemnities given to the Partnership by the General Partner pursuant to any other written instrument, the General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or, to the fullest extent permitted by the Act, for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder. Without limitation of the foregoing, and except pursuant to any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

(h) No manager, member, director, officer, employee, agent or representative of the General Partner or the Special Limited Partner, and no officer of the Partnership, shall be liable to the Partnership or any Partner for money damages by reason of their service as such.

(i) Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the General Partner is permitted or required to make a decision or take an action (a) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or without any express standard, in making such decisions, the General Partner shall be entitled to take into account such interests and factors as it desires (including its own interests) or (b) in “good faith” or under another expressed standard, the General Partner shall act under such standard and shall not be subject to any other or different standards.

(j) Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner, or the managers, members, directors, officers or agents of the General Partner or the Special Limited Partner, or officers of the Partnership, to the Partnership and the Partners under this Section 6.5, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.6 Indemnification.

(a) The Partnership shall indemnify and hold harmless each Indemnitee (and such person’s heirs, successors, assigns, executors and administrators) to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that such Indemnitee is or was the General Partner, the Special Limited Partner or an officer or director of either of the foregoing or which relates to or arises out of the Partnership or its property, business or affairs if (i) the Indemnitee acted in good faith, within the scope of such Indemnitee’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Partnership, (ii) the Action was not initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 6.6) and (iii) the Indemnitee has not been established by a final judgment of a court of competent jurisdiction to be liable to the Partnership. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (i), (ii) or (iii) above. Notwithstanding the foregoing, an Indemnitee shall look to the applicable PWP Entity first in respect of any indemnification claim hereunder (or any advances sought in connection therewith).

(b) Expenses incurred by an Indemnitee in defending any Action, subject to this Section 6.6 shall be advanced by the Partnership prior to the final disposition of such Action upon receipt by the Partnership of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

(c) Any indemnification obligations of the Partnership arising under this Section 6.6 shall be satisfied out of any Partnership assets (including any amounts otherwise currently or subsequently distributable to any Partner(s)).

(d) The right to indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(e) To the fullest extent permitted by applicable law, the Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) To the fullest extent permitted by applicable law, any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or the Special Limited Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 6.6.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) The Partnership shall satisfy all indemnification and expense reimbursement obligations arising under section 4.08 of the limited liability company agreement of the Company that were allocated to the Company in the Division.

(j) It is the intent of the parties that any amounts paid by the Partnership to the Special Limited Partner or the General Partner pursuant to this Section 6.6 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 7.1 Return of Capital. Except pursuant to the rights of Exchange set forth in Article XIV or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article IV or Article V or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 7.2 Rights of Limited Partners Relating to the Partnership.

(a) In addition to other rights provided by this Agreement or by the Act, the General Partner shall deliver to each Limited Partner a copy of any information mailed to all of the common stockholders of the Special Limited Partner as soon as practicable after such mailing.

(b) The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

(c) Notwithstanding any other provision of this Section 7.2, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the Special Limited Partner or (ii) the Partnership or the General Partner is required by applicable law or by agreement to keep confidential.

Section 7.3 Partnership Right to Call Partnership Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner and its Subsidiaries) are less than five percent (5%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Partnership Common Units (other than Partnership Common Units held by the General Partner or the Special Limited Partner and its Subsidiaries) by treating any Limited Partner as a Qualifying Party who has delivered an Election of Exchange pursuant to Section 14.1(b) for the amount of Partnership Common Units to be specified by the General Partner by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 7.3. Such notice given by the General Partner to a Limited Partner pursuant to this Section 7.3 shall be treated as if it were an Election of Exchange delivered to the General Partner by such Limited Partner. For purposes of this Section 7.3, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may be treated as a Qualifying Party that elected to Exchange and (b) the provisions of Article XIV shall apply, mutatis mutandis.

Section 7.4 Drag-Along Rights.

(a) If at any time the Special Limited Partner and/or its Affiliates desire to Transfer in one or more transactions all or any portion of its and/or their Partnership Interests (or any beneficial interest therein) in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Special Limited Partner (an “Applicable Sale”), the Special Limited Partner can require each other Partner and Assignee to sell the same ratable share of its Partnership Interests as is being sold by the Special Limited Partner and such Affiliates (based upon the total Partnership Interests held by the Special Limited Partner and its Affiliates at such time) on the same terms and conditions (“Drag-Along Right”). The Special Limited Partner may in its sole discretion elect to cause the General Partner and/or the Partnership to structure the Applicable Sale as a merger or consolidation or as a sale of the Partnership’s assets. If such Applicable Sale is structured (i) as a merger or consolidation, then no Limited Partner or Assignee shall have any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) as a sale of assets, then no Limited Partner may object to any subsequent liquidation or other distribution of the proceeds therefrom. Each Limited Partner and Assignee agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Special Limited Partner of its Drag-Along Right pursuant to this Section 7.4, each Limited Partner and Assignee shall take all reasonably necessary and desirable actions approved by the Special Limited Partner in connection with the consummation of the

Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) such Limited Partners and Assignees shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities or covenants than the Special Limited Partner or its Affiliates, (B) such Limited Partners and Assignees shall not be obligated to bear any share of the out-of-pocket expenses, costs or fees (including attorneys’ fees) incurred by the Partnership or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs and fees were incurred for the benefit of the Partnership or all of its Partners, (C) such Limited Partners and Assignees shall not be obligated or otherwise responsible for more than their proportionate share of any indemnities or other liabilities incurred by the Partnership and the Limited Partners as sellers in respect of such Applicable Sale, and (D) any indemnities or other liabilities approved by the Special Limited Partner or the General Partner shall be limited, in respect of each Limited Partner, to such Limited Partner’s share of the proceeds from the Applicable Sale.

(b) At least five (5) Business Days before consummation of an Applicable Sale, the Special Limited Partner shall (i) provide the Limited Partners and Assignees written notice (the “Applicable Sale Notice”) of such Applicable Sale, which notice shall contain (A) the name and address of the third party purchaser, (B) the proposed purchase price, terms of payment and other material terms and conditions of such purchaser’s offer, together with a copy of any binding agreement with respect to such Applicable Sale and (C) notification of whether or not the Special Limited Partner has elected to exercise its Drag-Along Right and (ii) promptly notify the Limited Partners and Assignees of all proposed changes to such material terms and keep the Limited Partners and Assignees reasonably informed as to all material terms relating to such sale or contribution, and promptly deliver to the Limited Partners and Assignees copies of all final material agreements relating thereto not already provided in accordance with this Section 7.4(b) or otherwise. The Special Limited Partner shall provide the Limited Partners and Assignees written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Section 7.5 Limitation of Liability. No Limited Partner, in its capacity as such, shall have any duties or liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 9.4) or under the Act. To the maximum extent permitted by law, no Limited Partner shall have any personal liability whatsoever to the Partnership, the other Partners or any other Persons for any action or omission taken in its capacity as a limited partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, except pursuant to any express indemnities given to the Partnership by such Limited Partner pursuant to any other written instrument, and except for liabilities of the Special Limited Partner pursuant to Article XIV. Without limitation of the foregoing, and except pursuant to any such express indemnity (and, in the case of the Special Limited Partner, pursuant to Article XIV), no property or assets of a Limited Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

Section 7.6 Management of Business. No Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 7.7 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 6.4 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, representative, trustee, Affiliate, manager, member, partner or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Partners nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.

Section 7.8 Certificates Evidencing Partnership Units. The General Partner may, at any time, determine that ownership of any class of Partnership Units shall be evidenced by a certificate in such form as the General Partner adopts from time to time, which certificate may be imprinted with a legend setting forth such restrictions placed on the Partnership Units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement. If the General Partner elects to issue certificates to evidence any class of Partnership Units, it shall give prior written notice to the Limited Partners of such election, and the following provisions shall apply: (a) the certificate shall state that the Partnership is a limited partnership formed under the laws of the State of Delaware, the name of the Partner to whom such certificate is issued and that the certificate represents a “partnership interest,” within the meaning of Section 17-702(b) of the Act; (b) each certificate shall be signed by the General Partner of the Partnership by either manual or facsimile signature; (c) the certificates shall be numbered and registered in the Register as they are issued; (d) when certificates are presented to the Partnership with a request to register a transfer, if the transfer is permitted by this Agreement, the Partnership shall register the transfer or make the exchange on the Register or transfer books of the Partnership; provided that any certificates presented or surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Partnership, duly executed by the holder thereof or his attorney duly authorized in writing; (e) before due presentment for registration of transfer of a certificate in compliance with and in accordance with this Agreement, the Partnership shall be entitled to treat the individual or entity in whose name any certificates issued by the Partnership stand on the books of the Partnership as the absolute owner of the Partnership Units evidenced thereby, and shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Units on the part of any other individual or entity; (f) if any mutilated certificate is surrendered to the Partnership, or the Partnership receives evidence to its satisfaction of the destruction, loss or theft of any certificate, the Partnership shall issue a replacement certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the General Partner, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the General Partner may direct, must be supplied by the holder of such lost, destroyed or stolen certificate that is sufficient in the judgment of the General Partner to protect the Partnership from any loss that it may suffer if a certificate is replaced. The Partnership may charge for its expenses incurred in connection with replacing a certificate.

ARTICLE VIII

BOOKS AND RECORDS

Section 8.1 Books and Records. At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied. The Partnership shall keep at its principal office the following:

(a) a current list of the full name and the last known street address of each Partner;

(b) a copy of the Certificate and this Agreement and all amendments thereto; and

(c) copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the three most recent years.

Section 8.2 Inspection. Subject to Section 15.12, Limited Partners (personally or through an authorized representative) may, for purposes reasonably related to their respective Partnership Interests, examine and copy (at their own cost and expense) the books and records of the Partnership at all reasonable business hours upon reasonable prior notice.

ARTICLE IX

TAX MATTERS

Section 9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within one hundred and eighty (180) days of the close of each taxable year, the tax information reasonably required by Limited Partners and for federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to any Contributed Assets, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 9.2 Tax Elections. The General Partner shall file (or cause to be filed) an election pursuant to Code section 754 for the Partnership for its first Fiscal Year and shall maintain and keep such election in effect at all times. Except as otherwise provided herein, the General Partner shall determine whether to make any available election pursuant to the Code, other than the election under Code section 754. The General Partner shall have the right to seek to revoke any such election (other than the election under Code section 754).

Section 9.3 Partnership Representative.

(a) The General Partner is hereby designated to serve as the “tax matters partner” under Code section 6231(a)(7) (as in effect prior to repeal of such section pursuant to the Partnership Audit Procedures) and the “partnership representative” with respect to the Partnership, as provided in section 6223(a) of the Partnership Audit Procedures (in such capacities, the “Partnership Representative”) to oversee or handle matters relating to the taxation of the Partnership. For each taxable year in which the Partnership Representative is an entity, the Partnership shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Treasury Regulations. Each Partner expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Partnership Representative shall have the sole authority to act on behalf of the Partnership in connection with and make all relevant decisions regarding application of the Partnership Audit Procedures, including, but not limited to, any elections under the Partnership Audit Procedures or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS.

(c) The Partners agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Procedures, including without limitation to make any elections available to the Partnership under the Partnership Audit Procedures. Each Partner agrees that, upon request of the Partnership, such Partner shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Partnership to comply with the provisions of section 6226 of the Partnership Audit Procedures so that any “partnership adjustments” (as defined in section 6241(2) of the Partnership Audit Procedures) are taken into account by the Partners and former Partners rather than the Partnership; (ii) use the provisions of section 6225(c) of the Partnership Audit Procedures including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of section 6225(d)(1) of the Partnership Audit Procedures) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Partnership; or (iii) otherwise allow the Partnership and its Partners to address and respond to any matters arising under the Partnership Audit Procedures.

(d) Notwithstanding other provisions of this Agreement to the contrary, if any partnership adjustment is determined with respect to the Partnership, the Partnership Representative may cause the Partnership to elect pursuant to section 6226 of the Partnership Audit Procedures to have such adjustment passed through to the Partners for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of section 6225(d)(1) of the Partnership Audit Procedures). In the event that the Partnership Representative has not caused the Partnership to so elect pursuant to section 6226 of the Partnership Audit Procedures, then any “imputed underpayment” (as determined in accordance with section 6225 of the Partnership Audit Procedures) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Partners of the Partnership for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Partners based upon their interests in the Partnership for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of section 6225 of the Partnership Audit Procedures paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by law or contract.

(e) Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to such Partner’s share of any tax deficiency paid or payable by the Partnership that is allocable to the Partner as determined in accordance with the second sentence of Section 9.3(d) with respect to an audited or reviewed taxable year for which such Partner was a partner in the Partnership. The obligations set forth in this Section 9.3(e) shall survive the termination of any Partner’s interest in the Partnership, the termination of this Agreement and/or the termination, dissolution, liquidation or winding up of the Partnership, and shall remain binding on each Partner for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Partnership and for Partners to satisfy their indemnification obligations, if any, pursuant to this Section 9.3. Any obligation of a Partner pursuant to this Section 9.3(e) shall be implemented through adjustments to distributions otherwise payable to such Partner as determined in accordance with Section 4.1; provided, however, that, at the written request of the Partnership Representative, each Partner or former Partner may be required to contribute to the Partnership such Partner’s Imputed Underpayment Amount imposed on and paid by the Partnership; provided, further, that if a Partner or former Partner individually directly pays, pursuant to the Partnership Audit Procedures, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Partner or former Partner. Any amount withheld from distributions pursuant to this Section 9.3(e) shall be treated as an amount distributed to such Partner or former Partner for all purposes under this Agreement.

(f) All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Partnership (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this Section 9.3(f)), and the Partnership shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Partnership, any Partner or any Affiliate thereof for any costs or losses to any persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 9.3 absent (i) willful breach of any provision of this Section 9.3 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.

Section 9.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Code section 1441, Code section 1442, Code section 1445 or Code section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 9.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 9.4 when due, the General Partner may elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

Section 9.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code section 709.

ARTICLE X

PARTNER TRANSFERS AND WITHDRAWALS

Section 10.1 Transfer.

(a) No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article X shall be null and void ab initio.

(c) No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the Stock Amount any Partnership Units in which a security interest is held by such lender immediately before the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code section 752.

Section 10.2 Transfer of General Partner’s Partnership Interest.

(a) Except as provided in Section 10.2(b), and subject to the rights of any Holder set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest without the Consent of the Partners.

(b) Subject to compliance with the other provisions of this Article X, the General Partner may Transfer all of its Partnership Interest at any time to the Special Limited Partner or any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Special Limited Partner without the Consent of any Partner, and may designate the transferee to become the new General Partner under Section 11.1.

(c) The General Partner may not voluntarily withdraw as a general partner of the Partnership without the consent of the Special Limited Partner, except in connection with a Transfer of the General Partner’s entire Partnership Interest permitted in this Article X and the admission of the transferee as a successor General Partner of the Partnership pursuant to the Act and this Agreement.

(d) It is a condition to any Transfer of the entire Partnership Interest of a sole General Partner otherwise permitted hereunder that (i) coincident or prior to such Transfer, the transferee is admitted as a General Partner pursuant to the Act and this Agreement; (ii) the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to the General Partner and the admission of such transferee as a General Partner.

Section 10.3 Limited Partners’ Rights to Transfer.

(a) General. Except as provided below, no Holder may Transfer any Partnership Unit without the consent of the General Partner. Notwithstanding the foregoing, any Holder may, at any time, without the consent of the General Partner, Transfer all or any portion of its Partnership Units pursuant to a Permitted Transfer (including, in the case of a Holder that is a Permitted Lender Transferee, any Transfer of a Partnership Interest to a Third-Party Pledge Transferee). Any Transfer by a Holder is subject to Section 10.4 and to satisfaction of the following conditions:

(i) Right of First Refusal. The Transferring Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner and the Special Limited Partner, which notice shall state (x) the identity and address of the proposed transferee and (y) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The Special Limited Partner shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice (or, if the terms provide for non-cash consideration, for cash equal to the Value, or if other than Class A Shares, the fair market value (as determined by the Special Limited Partner, whose determination shall be conclusive), of such non-cash consideration). If it so elects, the Special Limited Partner shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash (including cash in lieu of non-cash consideration), the Special Limited Partner may at its election deliver in lieu of all or any portion of such cash a note from the Special Limited Partner payable to the Transferring Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the Applicable Federal Short-Term Rate, as published monthly by the IRS, as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If the Special Limited Partner does not elect to acquire the Partnership Units, then the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the originally proposed terms, subject to the other conditions of this Section 10.3.

(ii) Qualified Transferee. Any Transfer of a Partnership Unit shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 10.3(a)(iv) may be to a separate Qualified Transferee.

(iii) Opinion of Counsel. The transferor shall deliver or cause to be delivered to the General Partner an opinion of legal counsel reasonably satisfactory to the General Partner to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Units Transferred; provided, however, that the General Partner may waive this condition upon the request of the transferor. If the General Partner determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 10.3.

(iv) Minimum Transfer Restriction. Any transferor must Transfer not less than the lesser of (i) ten thousand (10,000) Partnership Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the General Partner) or (ii) all of the remaining Partnership Units owned by such transferor; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Holder shall be considered to be owned by such Holder.

(v) No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Partnership Units, other than to the Special Limited Partner or the Partnership.

(vi) Exception for Permitted Transfers. The conditions of Section 10.3(a)(i) and Section 10.3(a)(iii) through Section 10.3(a)(v) shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after any applicable Lock-Up Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Units, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor are assumed by a successor corporation by operation of law) shall relieve the transferor of its obligations under this Agreement without the approval of the General Partner. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 10.5.

(b) Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c) Adverse Tax Consequences. No Transfer by a Holder of its Partnership Units (including any Exchange, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership and including any Permitted Transfer) may be made to or by any Person if the Partnership determines, (i) such Transfer would create a material risk of the Partnership being treated as an association taxable as a corporation or (ii) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code section 7704.

Section 10.4 Substituted Limited Partners.

(a) No Limited Partner shall have the right to substitute a transferee other than a Permitted Transferee as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner; provided, however, that a Permitted Transferee shall be admitted as a Substituted Limited Partner pursuant to a Permitted Transfer without the consent of the General Partner, subject to compliance with the last sentence of this Section 10.4(a). The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, (iii) Consent by Spouse and (iv) such other documents and instruments as the General Partner may require to effect such Assignee’s admission as a Substituted Limited Partner.

(b) Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

(c) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 10.5 Assignees. If the General Partner’s consent is required for the admission of any transferee under Section 10.3 as a Substituted Limited Partner, as described in Section 10.4, and the General Partner withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article X, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Article XIV with respect to a Qualifying Party that elects to Exchange), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 10.6 General Provisions.

(a) No Limited Partner may withdraw from the Partnership other than: (i) as a result of a Permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article X with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the General Partner or the Special Limited Partner) of all of its Partnership Interest pursuant to a redemption under Section 7.3 or Article XIV and/or pursuant to any Partnership Unit Designation; or (iii) as a result of the acquisition by the Partnership, the General Partner or the Special Limited Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Article XIV.

(b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article X where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to an Exchange under Article XIV and/or pursuant to any Partnership Unit Designation or (iii) to the Special Limited Partner, whether or not pursuant to Article XIV, shall cease to be a Limited Partner.

(c) If any Partnership Unit is Transferred in compliance with the provisions of this Article X, or is redeemed by the Partnership, or acquired by the Special Limited Partner pursuant to Article XIV, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Qualifying Party that elected the Exchange (as the case may be) and, in the case of a Transfer or assignment other than an Exchange, to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, unless otherwise determined by the General Partner, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or an Exchange occurs shall be allocated to the transferor Partner, or the Qualifying Party that elected the Exchange (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Exchange shall be made to the transferor Partner or the Qualifying Party that elected the Exchange (as the case may be) and, in the case of a Transfer other than an Exchange, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Exchange, any acquisition of Partnership Units by the Special Limited Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if the General Partner determines that such Transfer would create a material risk that the Partnership would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code section 4975(c)); (v) if the General Partner determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Partnership would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101; (vi) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if the General Partner determines that such Transfer creates a material risk that the Partnership would become a reporting company under the Exchange Act; (viii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (ix) if the General Partner determines that such Transfer would create a material risk that the Partnership would become a “publicly traded partnership,” as such term is defined in Code section 469(k)(2) or Code section 7704(b), or otherwise cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption (or acquisition by the Special Limited Partner) of all Partnership Units held by all Limited Partners (other than the Special Limited Partner)).

(e) Transfers pursuant to this Article X, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

Section 10.7 Restrictions on Termination Transactions. Neither the Special Limited Partner nor the General Partner shall engage in, or cause or permit, a Termination Transaction, other than (i) with the Consent of the Limited Partners, or (ii) either:

(a) in connection with any such Termination Transaction, each holder of Partnership Common Units (other than the Special Limited Partner and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Class A Share in consideration of one Class A Share pursuant to the terms of such Termination Transaction; provided that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Class A Shares, each holder of Partnership Common Units (other than the Special Limited Partner and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Exchange pursuant to Article XIV and received Class A Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(b) all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Partnership prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Surviving Partnership is classified as a partnership for U.S. federal income tax purposes; (iii) the Limited Partners (other than the Special Limited Partner) that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value (as determined by the General Partner, whose determination shall be conclusive) of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iv) the rights of such Limited Partners with respect to the Surviving Partnership are at least as favorable as those of Limited Partners holding Partnership Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (v) below) and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (v) such rights include the right to redeem their interests in the Surviving Partnership at any time for cash in an amount equal to the fair market value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Partnership.

ARTICLE XI

ADMISSION OF PARTNERS

Section 11.1 Admission of Successor General Partner. A successor to all or a portion of the General Partner’s Partnership Interest pursuant to Section 10.2(b) who the General Partner has designated to become a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon the Transfer of such Partnership Interest to it. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 11.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Partners or the consent or approval of any other Partner. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor General Partner in accordance with Section 12.2(c).

Section 11.2 Partners; Admission of Additional Limited Partners.

(a) After the Effective Date, a Person (other than a then-existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, (ii) a counterpart signature page to this Agreement executed by such Person, (iii) Consent by Spouse and (iv) such other documents or instruments as may be required by the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address, number and type of Partnership Units of such Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 11.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 11.2(a).

(c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 10.6(c). All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

(d) For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the Register and the books and records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 15.2 hereof.

Section 11.3 Redeemed Professional Partners. Any Professionals Partner that becomes an Additional Limited Partner shall, solely with respect to any Partnership Class A Common Units that (a) are received in respect of any Professionals Class A Common Units held by such Professionals Partner and (b) are not simultaneously exchanged pursuant to Article XIV, be subject to the following provisions of the Professionals LPA (and such provisions are hereby incorporated by reference into this Agreement and shall apply as if fully set forth herein mutatis mutandis): section 7.7, section 7.8 and section 10.3. To the extent any of such provisions conflict with any provision of this Agreement, the provisions of the Professionals LPA shall control (but only to the extent of such conflict).

Section 11.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

Section 11.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE XII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 12.1 No Dissolution. The Partnership shall not be dissolved by the admission of additional Partners in accordance with the terms of this Agreement. The Partnership may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XII, and the Partners hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership assets.

Section 12.2 Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(a) the sale of all or substantially all of the Partnership’s assets;

(b) at any time there are no limited partners of the Partnership;

(c) the Incapacity or removal of the General Partner or the occurrence of a Disabling Event with respect to the General Partner (each, an “Event of Withdrawal”); provided that the Partnership will not be dissolved or required to be wound up in connection with any of the events specified in this Section 12.2(c) if, within ninety (90) days after the Event of Withdrawal, the Consent of the Special Limited Partner is delivered with respect to the appointment, effective as of the Event of Withdrawal, of another General Partner.

(d) an election to dissolve the Partnership made by the General Partner, with the Consent of the Special Limited Partner; or

(e) the entry of a decree of judicial dissolution under Section 17-802 of the Act.

Section 12.3 Distribution upon Dissolution.

(a) Upon the dissolution of the Partnership pursuant to Section 12.2, unless the Partnership is continued pursuant to Section 12.2, the General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Special Limited Partner) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors including Partners who are creditors (other than with respect to liabilities owed to Partners in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) Second, to the satisfaction of all of the Partnership’s liabilities to the Partners in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) Subject to the terms of any Partnership Unit Designation, the balance, if any, to the Holders in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XII.

(b) Notwithstanding the provisions of Section 12.3(a) that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) In the event that the Partnership is “liquidated,” within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XII to the Holders that have positive Capital Accounts in compliance with Regulations section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XII may be:

(i) distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 12.3(a) as soon as practicable.

Section 12.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 12.5 Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Partnership Units in the manner provided for in this Article XII, and the Certificate shall have been canceled in the manner required by the Act.

Section 12.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.3, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation.

ARTICLE XIII

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS

Section 13.1 Actions and Consents of Partners. The actions requiring Consent of any Partner pursuant to this Agreement, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIII.

Section 13.2 Amendments. Except as otherwise required or permitted by this Agreement (including Section 6.1), amendments to this Agreement must be approved by the Consent of the General Partner and the Consent of the Partners, and may be proposed only by (a) the General Partner, or (b) Limited Partners holding a majority of the Partnership Common Units then held by Limited Partners (excluding the Special Limited Partner and any Controlled Entity of the Special Limited Partner). Following such proposal, the General Partner shall submit to the Partners any proposed amendment that, pursuant to the terms of this Agreement, requires the Consent of the Partners. The General Partner shall seek the Consent of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 13.3. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Holders shall be deemed a party to and bound by such amendment of this Agreement. Within thirty (30) days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Partners, the General Partner shall deliver notice of the adoption of such amendment (and to the extent not already delivered to such Partners, a copy of such amendment) to all Partners that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.

Section 13.3 Procedures for Meetings and Actions of the Partners.

(a) Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, or any Partnership Unit Designation, the affirmative vote of a Majority in Interest of the Partners shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the Consent of any Partners is permitted or required under this Agreement, such Consent may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 13.3(b).

(b) Any action requiring the Consent of any Partner or a group of Partners pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days of receipt of notice, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c) Each Partner entitled to act at a meeting of Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Special Limited Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the Special Limited Partner’s stockholders.

ARTICLE XIV

REDEMPTION RIGHTS

Section 14.1 Exchange of Partnership Class A Common Units.

(a) In respect of each Quarterly Exchange Date, after the expiration or earlier termination or waiver of any applicable Lock-Up Period, each Qualifying Party shall be entitled, upon the terms and subject to the conditions hereof, to surrender Partnership Class A Common Units in exchange for the delivery to such exchanging Qualifying Party (for each Partnership Class A Common Unit so surrendered) of the Cash Amount or, in the sole discretion of the Special Limited Partner, the Stock Amount (such exchange, an “Exchange”); provided that any such Exchange is for a minimum of the lesser of ten thousand (10,000) Partnership Class A Common Units or all of the Partnership Class A Common Units then held by such Qualifying Party; provided, further, that, notwithstanding anything herein to the contrary, (x) to the extent that some (but not all) of the Partnership Class A Common Units held by a Qualifying Party at the time of an Exchange are Ineligible Partnership Units, such Qualifying Party shall only be deemed to have surrendered Ineligible Partnership Units in such Exchange to the extent that the number of Partnership Class A Common Units such Qualifying Party has elected to Exchange exceeds the number of Partnership Class A Common Units held by such Qualifying Party at the time of such Exchange that are not subject to a Lock-Up Period (excluding for this purpose the Ineligible Partnership Units held by such Qualifying Party) and (y) each Exchange of an Ineligible Partnership Unit shall be settled with the Stock Amount. Notwithstanding the foregoing or anything to the contrary herein, (i) a Qualifying Party shall only be entitled to surrender a fractional Partnership Class A Common Unit in connection with an Exchange of all of the Partnership Class A Common Units then held by such Qualifying Party, (ii) to the extent that a Qualifying Party has delivered an Election of Exchange indicating an election to Exchange all of the Partnership Class A Common Units then held by such Qualifying Party other than a fractional Partnership Class A Common Unit, the Partnership shall have the option to redeem such fractional Partnership Class A Common Unit in accordance with clause (iii) of this Section 14.1(a) in connection with an Exchange, and (iii) each Exchange of a fractional Partnership Class A Common Unit shall be settled pursuant to a redemption of such fractional Partnership Class A Common Unit by the Partnership for an amount in cash (from any source) equal to the proportionate share of the Cash Amount payable in respect of a Partnership Class A Common Unit in such Exchange.

(b) The Partnership will provide notice thereof to each Qualifying Party eligible to Exchange Partnership Class A Common Units on a Quarterly Exchange Date at least seventy-five (75) days prior to the anticipated date of such Quarterly Exchange Date. A Qualifying Party shall exercise its right to Exchange Partnership Class A Common Units as set forth in Section 14.1(a) by delivering to the Special Limited Partner and to the Partnership a written Election of Exchange substantially in the form of Exhibit B hereto, duly executed by such Holder or such Holder’s duly authorized attorney in respect of the Partnership Class A Common Units to be exchanged. In order to be effective, such Election of Exchange must be received by the Partnership and the Special Limited Partner at least sixty (60) days prior to the anticipated Quarterly Exchange Date. Such Election of Exchange shall be irrevocable, except to the extent validly withdrawn in accordance with Section 14.2(b)(iii), if applicable. To the extent an Election of Exchange is withdrawn pursuant to this Agreement, such Election of Exchange shall, if applicable, be automatically deemed withdrawn to the same extent pursuant to the Professionals LPA.

Section 14.2 Exchange for Cash Amount.

(a) On or prior to the applicable Cash Amount Settlement Date, the Partnership shall deposit or cause to be deposited in the account of each applicable exchanging Qualifying Party, as specified in such Qualifying Party’s Election of Exchange, the applicable Cash Amount with respect to the Partnership Class A Common Units to be settled on such Cash Amount Settlement Date that are the subject of an Election of Exchange for the applicable Quarterly Exchange Date (and which has not been validly withdrawn in accordance with Section 14.2(b)(iii) below, if applicable), other than any Partnership Class A Common Unit in respect of which the Special Limited Partner has provided a Stock Settlement Notice on or prior to the applicable Cut-Off Date, against delivery to the Partnership of such Partnership Class A Common Units.

(b) Notwithstanding anything to the contrary herein, neither the Partnership nor the Special Limited Partner shall effectuate, or cause to be effectuated, the payment of any Cash Amount other than as provided in this Section 14.2(b) (other than in respect of a fractional Partnership Class A Common Unit as provided in Section 14.1(a)). For purposes of clarity and the avoidance of doubt, the Partnership and the Special Limited Partner (i) shall only use the proceeds of a Primary Issuance Funding (including any portion of a Primary Issuance Funding that is a Permitted ATM Funding) to effectuate, or cause to be effectuated, the payment of any Cash Amount (other than in respect of a fractional Partnership Class A Common Unit) and (ii) shall not use cash from any other source to effectuate, or cause to be effectuated, the payment of any Cash Amount (other than in respect of a fractional Partnership Class A Common Unit).

(i) Except to the extent that the Special Limited Partner has provided a Stock Settlement Notice with respect to Partnership Class A Common Units subject to an Election of Exchange in accordance with Section 14.3(a), the Special Limited Partner shall cause the Partnership to settle the Exchange of Partnership Class A Common Units that are the subject of such Election of Exchange (such Partnership Class A Common Units not subject to a Stock Settlement Notice, the “Primary Issuance Units”) with the proceeds of a primary issuance of Class A Shares (“Primary Issuance Shares”), whether registered under the Securities Act or exempt from such registration, underwritten, sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Primary Issuance Funding”) pursuant to the terms of this Section 14.2(b)(i).

(ii) Except as provided in Section 14.2(b)(iv) below with respect to Permitted ATM Fundings, the Special Limited Partner must provide notice (a “Primary Issuance Funding Notice”) of the exercise of its election described in Section 14.2(b)(i) to settle an Exchange of Partnership Class A Common Units with the proceeds of a Primary Issuance Funding on or prior to the applicable Cut-Off Date. The Primary Issuance Funding Notice shall set forth:

(1) the number of Primary Issuance Shares contemplated to be issued in the Primary Issuance Funding;

(2) the portion of such Primary Issuance Shares that will be sold in a Permitted ATM Funding;

(3) the anticipated settlement date(s) of the Primary Issuance Funding;

(4) the estimated discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents in connection with such Primary Issuance Funding; and

(5) reasonably detailed information concerning the manner of distribution, including (x) whether the Primary Issuance Shares will be sold at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices; and (y) whether the Primary Issuance Shares will be sold on the NASDAQ Capital Market or another national securities exchange (including through at the market offerings); in the over-the-counter market; in a privately negotiated transaction; through broker/dealers, who may act as agents or principals; through one or more underwriters on a firm commitment or best-efforts basis; in a block trade; directly to one or more purchasers; through agents; and/or any combination of the foregoing.

(iii) Except as provided in Section 14.2(b)(iv) below with respect to Permitted ATM Fundings, each exchanging Qualifying Party shall have the right to elect to withdraw its Election of Exchange with respect to Primary Issuance Units (an exchanging Qualifying Party making such an election being a “Withdrawing Partner”) by providing notice of such election to the Special Limited Partner on or before 5:00 p.m. (New York City Time) on the next Business Day following the Special Limited Partner’s delivery of the Primary Issuance Funding Notice (as such time may be extended by the Special Limited Partner in its sole discretion), whereupon the Partnership Class A Common Units of such Withdrawing Partner shall be considered to be withdrawn from the related Exchange in respect of such Quarterly Exchange Date and the number of Primary Issuance Shares and Primary Issuance Units shall be reduced accordingly. If an exchanging Qualifying Party, within such time period, fails to notify the Special Limited Partner of such Qualifying Party’s election to become a Withdrawing Partner, then such Qualifying Party shall be deemed not to have withdrawn from the Exchange.

(iv) Notwithstanding anything otherwise to the contrary herein, the Special Limited Partner shall not be required to provide a Primary Issuance Funding Notice, and Qualifying Parties shall not have the withdrawal rights set forth in Section 14.2(b)(iii),with respect to any Primary Issuance Funding to the extent it qualifies as a “Permitted ATM Funding” in accordance with the definition thereof. For the avoidance of doubt, the Special Limited Partner can elect to do all or a portion of any Primary Issuance Funding as a “Permitted ATM Funding.”

(v) If the Special Limited Partner elects a Primary Issuance Funding pursuant to this Section 14.2(b), the Partnership shall settle the Exchange of each Primary Issuance Unit, other than any Primary Issuance Unit that has been withdrawn pursuant to Section 14.2(b)(iii) above, to the extent applicable, for the Cash Amount, which shall be payable on or prior to the applicable Cash Amount Settlement Date, which may not be later than thirty (30) days after the applicable Quarterly Exchange Date, or in the case of a Permitted ATM Funding, the third (3rd) Business Day following the expiration of the applicable Permitted ATM Distribution Period.

Section 14.3 Exchange for Stock Amount.

(a) Notwithstanding anything to the contrary in this Article XIV, the Special Limited Partner may, in its sole discretion, by means of delivery of a written notice to such effect (a “Stock Settlement Notice”) by 5:00 p.m. (New York City time) on the third (3rd) Business Day prior to the applicable Quarterly Exchange Date (such date and time the “Cut-Off Date”), elect to Exchange all or any portion (as specified in such notice) of the Partnership Class A Common Units that are the subject of Elections of Exchange for such Quarterly Exchange Date by delivery of the Stock Amount against delivery to the Special Limited Partner of such Partnership Class A Common Units. The Partnership shall be required to settle by paying the Cash Amount for the Exchange of all Partnership Class A Common Units that are the subject of Elections of Exchange for such Quarterly Exchange Date (and which have not been validly withdrawn in accordance with Section 14.2(b)(iii) above, if applicable) other than those in respect of which the Special Limited Partner has provided a Stock Settlement Notice on or prior to the applicable Cut-Off Date.

(b) In such event, on the Quarterly Exchange Date, upon the surrender for exchange of the applicable Partnership Class A Common Units in the manner provided in this Article XIV, the Special Limited Partner shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Shares or, if there is no then-acting registrar and transfer agent of the Class A Shares, at the principal executive offices of the Special Limited Partner, the number of Class A Shares deliverable upon such Exchange, registered in the name of the relevant exchanging Qualifying Party or its designee. Notwithstanding the foregoing, if the Class A Shares are eligible for the depository and book-entry services of The Depository Trust Company, the Special Limited Partner will, subject to Section 14.5 below, upon the written instruction of an exchanging Qualifying Party, use its commercially reasonable efforts to deliver the Class A Shares deliverable to such exchanging Qualifying Party, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Qualifying Party.

Section 14.4 Class A Shares to be Issued.

(a) The Special Limited Partner shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as shall be deliverable upon any such Exchange where the Special Limited Partner has elected to pay the Stock Amount; provided that nothing contained herein shall be construed to preclude the Special Limited Partner from satisfying its obligations in respect of the Exchange of the Partnership Class A Common Units where the Special Limited Partner has elected to pay the Stock Amount by delivery of Class A Shares which are held in the treasury of the Special Limited Partner or any of its subsidiaries or by delivery of purchased Class A Shares (which may or may not be held in the treasury of the Special Limited Partner or any subsidiary thereof). The Special Limited Partner covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Special Limited Partner and the Partnership shall use commercially reasonable efforts to list the Class A Shares to be delivered upon an Exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Shares may be listed or traded at the time of such delivery.

Section 14.5 Expenses. The Special Limited Partner, the Partnership and each exchanging Qualifying Party shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated.

Section 14.6 Conflicts. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Qualifying Party shall not be entitled to exchange Partnership Class A Common Units to the extent the Special Limited Partner determines that such Exchange (i) would be prohibited by law, (ii) would result in any breach of any debt agreement or other material contract of the Partnership or the Special Limited Partner or (iii) would cause unreasonable financial burden on the Partnership, as reasonably determined by the board of directors of the Special Limited Partner acting in good faith (it being understood that impact on the market price of Class A Shares shall not in and of itself be deemed to be an unreasonable financial burden on the Partnership); provided that in the event that the Special Limited Partner cancels any Quarterly Exchange Date with respect to a Qualifying Party in reliance on clause (iii) of this Section 14.6, the Special

Limited Partner shall not be entitled to cancel the Quarterly Exchange Date next succeeding such canceled Quarterly Exchange Date with respect to such Qualifying Party; provided, further, that nothing in this Agreement shall be construed to limit the rights and remedies of any Qualifying Party pursuant to the Registration Rights Agreement by and among the Special Limited Partner, and the other parties thereto, as such agreement may be amended, restated, modified or supplemented from time to time. For the avoidance of doubt, no Exchange shall be deemed to be prohibited by law pertaining to the registration of securities if such securities have been so registered in the name of the Qualifying Party or if any exemption from such registration requirements is reasonably available.

Section 14.7 Other Exchange Procedures.

(a) The Partnership and the Special Limited Partner may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article XIV, including procedures (i) specific to an Ineligible Partnership Unit that is subject to a 10b5-1 Plan and (ii) requiring the use of designated administrators or brokers with respect to the sale of any Class A Shares received in an Exchange and procedures for the delivery of an Election of Exchange.

(b) Notwithstanding anything to the contrary herein, if the board of directors of the Special Limited Partner shall determine in good faith that additional restrictions on Exchange are necessary so that the Partnership is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Special Limited Partner or the Partnership may impose such additional restrictions on Exchange as the board of directors of the Special Limited Partner has determined in good faith to be so necessary.

Section 14.8 Pro Rata Treatment of Exchanging Qualifying Parties. Notwithstanding anything otherwise to the contrary herein, the Special Limited Partner and the Partnership may settle the Exchange of Partnership Class A Common Units (other than Ineligible Partnership Units or fractional Partnership Class A Common Units) that are the subject of Elections of Exchange in respect of any Quarterly Exchange Date for the Cash Amount, the Stock Amount or any combination of the foregoing; provided that each such method shall be applied to settle a portion of the Partnership Class A Common Units (other than Ineligible Partnership Units or fractional Partnership Class A Common Units) of each exchanging Qualifying Party pro rata according to the respective number of Partnership Class A Common Units (other than Ineligible Partnership Units or fractional Partnership Class A Common Units) each exchanging Qualifying Party has tendered for exchange (and not validly withdrawn in accordance with Section 14.2(b)(iii), if applicable).

Section 14.9 Withholding. Each of the Partnership and the Special Limited Partner shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. To the extent that amounts are so withheld and paid over to the appropriate taxing authority (or, if taken in Class A Shares, cash in the amount of the fair market value of such shares is paid over to the appropriate taxing authority), such amounts will be treated for purposes of this Agreement as having been paid to the Qualifying Party that elected the Exchange.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Partnership Counsel. THE PARTNERSHIP, THE GENERAL PARTNER, THE SPECIAL LIMITED PARTNER AND EACH OF THE OTHER PWP ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE PARTNERSHIP MAY ALSO PERFORM

SERVICES FOR THE SPECIAL LIMITED PARTNER AND EACH OF THE OTHER PWP ENTITIES AND AFFILIATES THEREOF. THE GENERAL PARTNER MAY, WITHOUT THE CONSENT OF THE LIMITED PARTNERS, EXECUTE ON BEHALF OF THE PARTNERSHIP ANY CONSENT TO THE REPRESENTATION OF THE PARTNERSHIP THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE PARTNERSHIP HAS INITIALLY SELECTED SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP (“PARTNERSHIP COUNSEL”) AS LEGAL COUNSEL TO THE PARTNERSHIP. EACH HOLDER ACKNOWLEDGES THAT PARTNERSHIP COUNSEL DOES NOT REPRESENT ANY HOLDER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH HOLDER AND PARTNERSHIP COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN ABSENCE OF ANY SUCH AGREEMENT PARTNERSHIP COUNSEL SHALL OWE NO DUTIES TO ANY HOLDER. EACH HOLDER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT PARTNERSHIP COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH HOLDER WITH RESPECT TO OTHER MATTERS, PARTNERSHIP COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY HOLDER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 15.2 Appointment of General Partner as Attorney-in-Fact.

(a) Each Limited Partner, including each Additional Limited Partner and Substituted Limited Partner, irrevocably makes, constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the General Partner deems appropriate to form, qualify, continue or otherwise operate the Partnership as a limited partnership (or other entity in which the Partners will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Partners.

(ii) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement.

(iii) All conveyances of Partnership assets, and other instruments which the General Partner reasonably deems necessary in order to complete a dissolution and termination of the Partnership pursuant to this Agreement.

(b) The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, shall survive the Incapacity of any Person hereby giving such power, and the Transfer or assignment of all or any portion of such Person’s Partnership Interest, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Limited Partner of all of its Partnership Interest, the foregoing power of attorney of an assignor Limited Partner shall survive such assignment only until such time as the Assignee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

Section 15.3 Arbitration.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, interpretation, negotiation, performance, breach, alleged breach or termination of this Agreement (“Dispute”), shall be submitted to mandatory, final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules in effect at the time of filing of the demand for arbitration, except as modified herein. The place of arbitration shall be New York, New York. For the avoidance of doubt, all parties hereto irrevocably waive any defense or objection to the AAA forum.

(b) Any such arbitration shall be heard by one arbitrator who shall be agreed upon by the parties to the Dispute within twenty (20) days of receipt by the respondent to the arbitration of a copy of the demand for arbitration. If the parties do not agree upon an arbitrator within this time limit, an arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Commercial Arbitration Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with corporate and limited partnership matters. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware.

(c) The AAA arbitration shall be the sole and exclusive forum for resolution of the Dispute, and the award shall be in writing, state the reasons for the award, and be final and binding, and not subject to appeal. Judgment thereon may be entered in any court of competent jurisdiction. The arbitrator shall not be permitted to award punitive, multiple or other non-compensatory damages. Any fees, expenses or costs (including attorneys’ fees, costs and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement. The parties to the Dispute will share equally the arbitration costs and bear their own fees and expenses except as directed by the arbitrator.

(d) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any documents disclosed by one party to another, testimony or other oral submission, and any award or decision) shall not be disclosed beyond the arbitrators, the AAA, the parties, their legal and professional advisors, and any person necessary for the conduct of the arbitration, except as may be required in judicial proceedings relating to the arbitration, or by law, regulatory or governmental authority. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by applicable law.

(e) Barring good cause shown (as determined in the sole discretion of the arbitrator), discovery shall be limited to pre-hearing disclosure of documents that each side will present in support of its case, and, in response to reasonable documents requests, non-privileged documents in the responding party’s possession, custody or control, not otherwise readily available to the party seeking the documents, and reasonably believed to exist, that may be relevant to the outcome of disputed issues.

(f) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrator shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect. In any such judicial action: each of the parties (i) irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the federal or state courts located in New York County, New York (the “New York Courts”) for the purpose of any pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings, and to the non-exclusive jurisdiction of such courts for the enforcement of any judgment on any award; (ii) irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Courts; (iii) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid; and (iv) each of the parties hereby irrevocably waives any and all right to trial by jury.

(g) Each Partner irrevocably acknowledges and agrees that any proceeding brought by such Partner under this Agreement may only be brought and maintained as an individual proceeding in such Partner’s individual capacity. Any claim brought by a Partner must be brought and maintained in such Partner’s individual capacity only and not as a plaintiff or class member in any purported class, collective or representative proceeding. Each Partner waives the right to commence or participate in any group, representative, class or collective action and shall not be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

Section 15.4 Accounting and Fiscal Year. Subject to Code section 448, the books of the Partnership shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the General Partner. The fiscal year of the Partnership (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Partnership, the fraction thereof commencing on the date of this Agreement or ending on the date on which the winding up of the Partnership is completed, as the case may be, unless otherwise determined by the General Partner and permitted under the Code.

Section 15.5 Entire Agreement. This Agreement, together with any side letter or similar agreements entered into and incorporated herein pursuant to Section 15.16 and the Professionals LPA, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, including the Original Agreement.

Section 15.6 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

Section 15.7 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Partnership or the General Partner) sent by email, with electronic, written or oral confirmation of receipt, in each case addressed as follows: if to the Partnership or the General Partner, to it c/o Perella

Weinberg Partners, 767 Fifth Avenue, New York, New York 10153, Attention: General Counsel, phone: (212) 287-3328 email: Legal@PWPPartners.com, or to such other address as the Partnership may from time to time specify by notice to the Partners; and if to any Limited Partner, to such Limited Partner at the address set forth in the records of the Partnership. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by email, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 15.8 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Section 15.9 Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

Section 15.10 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Partners, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Partnership, whether as Assignees, Substituted Limited Partners or otherwise.

Section 15.11 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 15.12 Confidentiality. A Limited Partner’s rights to access or receive any information about the Partnership or its business are conditioned on such Limited Partner’s willingness and ability to assure that the Partnership information will be used solely by such Limited Partner for purposes reasonably related to such Limited Partner’s interest as a Limited Partner, and that such Partnership information will not become publicly available as a result of such Limited Partner’s rights to access or receive such Partnership information. Each Limited Partner hereby acknowledges that the Partnership creates and will be in possession of confidential information, the improper use or disclosure of which could have a material adverse effect upon the PWP Entities and their respective Affiliates. Each Limited Partner further acknowledges and agrees that the Partnership information constitutes a valuable trade secret of the Partnership and agrees to maintain any Partnership information provided to it in the strictest confidence. Accordingly, without limiting the generality of the foregoing:

(a) Notwithstanding Article VIII, the General Partner shall have the right to keep confidential from the Limited Partners (and their respective agents and attorneys) for such period of time as the General Partner deems reasonable, any information: (i) that the General Partner believes to be in the nature of trade secrets; (ii) other information, the disclosure of which the General Partner believes is not in the best interest of the PWP Entities or could damage any of the PWP Entities or their respective businesses; or (iii) which the General Partner (or its Affiliates, employees, officers, directors, members, partners or personnel) or any PWP Entity is required by law or by agreement with a third party to keep confidential; provided that the General Partner shall make available to a Limited Partner, upon reasonable request, information required by such Limited Partner to comply with applicable laws, rules and regulations, as well as any requests from any federal or state regulatory body having jurisdiction over such Limited Partner. Notwithstanding the immediately preceding proviso, in no event shall the General Partner be required to disclose to any Limited Partner the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity) unless it is required to do so by law applicable to it, as determined by a court of competent jurisdiction.

(b) Except as permitted by this Section 15.12 or as required by applicable law, each party hereto agrees that the provisions of this Agreement, all of the information and documents described in Article VIII, all understandings, agreements and other arrangements between and among the parties (or any of them), and all other non-public information received from, or otherwise relating to, any PWP Entity, any Limited Partners, the General Partner and/or their respective Affiliates shall be confidential, and shall not disclose or otherwise release to any other Person (other than another party hereto) such matters, without the written consent of the General Partner.

(c) The confidentiality obligations of the parties under this Section 15.12 shall not apply to: (i) the disclosure by a Limited Partner of information to the other Limited Partners or such Limited Partner’s Affiliates, partners, officers, agents, board members, trustees, attorneys, auditors, employees, prospective transferees permitted hereunder, financial advisors and other professional advisors (provided that such prospective transferees and other Persons agree to hold confidential such information substantially in accordance with this Section 15.12 or are otherwise bound by a duty of confidentiality to such Limited Partner) solely on a need-to-know basis, which Persons shall be bound by this Section 15.12 as if they were Limited Partners; (ii) information already known to the general public at the time of disclosure or that became known prior to such disclosure through no act or omission by any Limited Partner (or any investor in any other PWP Entity) or any Person acting on behalf of any of the foregoing; (iii) information received from a source not bound by a duty of confidentiality to any PWP Entity, any Partner or any Affiliate of any of the foregoing; (iv) any party to the extent that the disclosure by such party of information otherwise determined to be confidential is required by applicable law (foreign or domestic) or legal process (including pursuant to an arbitration proceeding), or by any federal, state, local or foreign regulatory body with jurisdiction over such party; (v) disclosures made in connection with any lawsuit initiated to enforce any rights granted under this Agreement or any side letter entered into pursuant to Section 15.16; or (vi) the disclosure of confidential information to rating agencies to the extent such disclosure is required by such rating agencies; provided that prior to disclosing such confidential information, a party shall, to the extent permitted by applicable law, notify the General Partner thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed. Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(c) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity), without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion) unless the Limited Partner delivers to the General Partner a written opinion of counsel to the Limited Partner (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that such disclosure is required under applicable law.

(d) To the extent that a Limited Partner is subject to the United States Freedom of Information Act or any similar public disclosure or public records act statutes: (i) such Limited Partner acknowledges the General Partner’s and the Partnership’s position that the information intended to be protected by the provisions of Section 15.12(a) and Section 15.12(b) constitutes or includes sensitive financial data, proprietary data, commercial and financial information and/or trade secrets that are being provided to and/or entered into with the Limited Partner with the specific understanding that such documents and information will remain confidential; (ii) the General Partner advises each such Limited Partner that the documents and information intended to be protected by the provisions of Section 15.12(a) and Section 15.12(b) would not be supplied to such Limited Partner without an understanding that such documents and information will be held and treated by such Limited Partner as confidential information; and (iii) to the extent that such Limited Partner is nevertheless required to disclose any such confidential information, (A) such Limited Partner shall, unless legally prohibited, give the General Partner prior notice of any such required disclosure and (B) such Limited Partner shall in any event maintain the confidentiality of the Partnership’s information (including this Agreement) to at least the same extent as, and in a manner no less favorable to the Partnership and the General Partner than the manner in which, it maintains the confidentiality of comparable information in respect of any other private investment vehicles in which such Limited Partner invests (whether such vehicles are focused on private investments, public investments or otherwise). Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(d) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity), without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion) unless the Limited Partner delivers to the General Partner a written opinion of counsel to the Limited Partner (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that such disclosure is required under applicable law.

(e) The Partnership and the General Partner shall be entitled to enforce the obligations of each Limited Partner under this Section 15.12 to maintain the confidentiality of the information described herein. The remedies provided for in this Section 15.12 are in addition to and not in limitation of any other right or remedy of the Partnership or the General Partner provided by law or equity, this Agreement or any other agreement entered into by or among one or more of the Limited Partners and/or the Partnership. Each Limited Partner expressly acknowledges that the remedy at law for damages resulting from a breach of this Section 15.12 may be inadequate and that the Partnership and the General Partner shall be entitled to institute an action for specific performance of a Limited Partner’s obligations hereunder. The General Partner shall be entitled to consider the different circumstances of different Limited Partners with respect to the restrictions and obligations imposed on Limited Partners hereunder to the full extent permitted by law, and, to the full extent permitted by law, the General Partner may, in its good faith discretion, waive or modify such restrictions and obligations with respect to a Limited Partner without waiving or modifying such restrictions and obligations for other Limited Partners.

(f) In addition, to the full extent permitted by law, each Limited Partner agrees to indemnify the Partnership and each Indemnitee against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Partnership or any such Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Partnership or any such Indemnitee may be made a party or otherwise involved or with which the Partnership or any such Indemnitee shall be threatened, by reason of the Limited Partner’s obligations (or breach thereof) set forth in this Section 15.12.

(g) Notwithstanding any other provision of this Agreement (including this Section 15.12), the Special Limited Partner may disclose any confidential information otherwise subject to the confidentiality obligations of this Section 15.12 to any federal, state, local or foreign regulatory or self-regulatory body or any securities exchange or listing authority to the extent required or requested by such body, exchange or authority, or as necessary and appropriate in connection with filings, or as otherwise legally required.

Section 15.13 Consent to Use of Name. Each Partner hereby consents to the use and inclusion of its name in the Partnership’s books and records hereto and any and all other notices or communications required or permitted to be given by the General Partner to any other PWP Entity or any member(s) thereof.

Section 15.14 Consent by Spouse. Each Limited Partner who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit C attached hereto, and at the time of execution of this Agreement. Each such Limited Partner shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Limited Partner. Each Limited Partner agrees and acknowledges that compliance with the requirements of this Section 15.14 by each other Limited Partner constitutes an essential part of the consideration for his or her execution of this Agreement.

Section 15.15 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

Section 15.16 Other Agreements. Notwithstanding any other provision of this Agreement (including Section 13.2), it is hereby acknowledged and agreed that the General Partner on its own behalf and on behalf of the Partnership shall have the power and authority, without any further act, approval or vote of any Limited Partner or other Person, to enter into any side letter or similar agreement to or with a Limited Partner, that has the effect of establishing rights or otherwise benefiting such Limited Partner (in its capacity as a Limited Partner) in a manner more favorable in a material respect to such Limited Partner than the rights and benefits established under, or otherwise altering or supplementing the terms of, this Agreement.

Section 15.17 Survival. The provisions of Section 6.6 and Article XV (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Partnership.

Section 15.18 Anti-Money Laundering Representations and Undertakings. Each Partner acknowledges that it has read the representations and undertakings contained on Exhibit D attached hereto and hereby confirms they are true and correct.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement

has been executed as of the date first written above.
PWP GP LLC

By:	PWP Professional Partners LP,
its sole member

	By:	Perella Weinberg Partners LLC,
its general partner

By:	/s/ Gary Barancik
Name:	Gary Barancik
Title:	Authorized Person

Acknowledged:

PERELLA WEINBERG PARTNERS

By:	/s/ Gary Barancik
Name:	Gary Barancik
Title:	Chief Financial Officer

[Signature Page to A&R Limited Partnership Agreement of PWP Holdings LP]

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on December 31, 2020 is 1.0 and (b) on January 1, 2021 (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 Class A Shares issued and outstanding.

Example 1

On the Partnership Record Date, the Special Limited Partner declares a dividend on its outstanding Class A Shares in Class A Shares. The amount of the dividend is one Class A Share paid in respect of each Class A Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the Special Limited Partner distributes options to purchase Class A Shares to all holders of its Class A Shares. The amount of the distribution is one option to acquire one Class A Share in respect of each Class A Share owned. The strike price is $4.00 a share. The Value of a Class A Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the Special Limited Partner distributes assets to all holders of its Class A Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner, whose determination shall be conclusive) of $1.00 in respect of each Class A Share owned. It is also assumed that the assets do not relate to assets received by the Special Limited Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership. The Value of a Class A Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 — $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

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EXHIBIT B: FORM OF ELECTION OF EXCHANGE

Perella Weinberg Partners

PWP GP LLC

767 Fifth Avenue

New York, New York 10153

Attn: General Counsel

Phone: (212) 287-3328

Email: Legal@PWPPartners.com

Reference is hereby made to the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of June 24, 2021 (the “Agreement”), and the Exchange rights referred to therein in Article XIV. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned Qualifying Party hereby transfers to the Partnership or the Special Limited Partner (as specified in the Agreement) the number of Partnership Class A Common Units set forth below in exchange for cash or, at the election of the Special Limited Partner in its sole discretion, Class A Shares to be issued in its name as set forth below (or in the name of a designee as may be set forth below), pursuant to the terms and conditions of the Agreement. This Election of Exchange shall be irrevocable, except to the extent validly withdrawn in accordance with Section 14.2(b)(iii) of the Agreement, if applicable. To the extent this Election of Exchange is withdrawn pursuant to the Agreement, it shall, if applicable, be automatically deemed withdrawn to the same extent pursuant to the Professionals LPA.

Legal Name of Qualifying Party: _______________________________________________________

Address: ___________________________________________________________________________

Number of Partnership Class A Common Units to be Exchanged: ______________________________

Account information for deposit of Cash Amount, if applicable: ________________________________

Bank Name: ___________________________________________________________________

ABA No.: _____________________________________________________________________

Account No.: ___________________________________________________________________

Account Name: _________________________________________________________________

The undersigned hereby represents and warrants that:

(i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder;

(ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies;

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(iii) the Partnership Class A Common Units subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and

(iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Partnership Class A Common Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Partnership Class A Common Units.

The undersigned hereby irrevocably constitutes and appoints any officer of the Special Limited Partner or of the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Partnership Class A Common Units subject to this Election of Exchange for cash or Class A Shares on the books of the Partnership.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name: Dated:

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EXHIBIT C: CONSENT BY SPOUSE

I acknowledge that I have read the Agreement of Limited Partnership (the “Partnership Agreement”) of PWP Holdings LP (the “Partnership”), effective as of [___________], and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest in the Partnership, including any property or other interest that I have or acquire therein, under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Partnership Agreement and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound thereby.

I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Partnership set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the then-current balance of the Capital Account relating to said interest; multiplied by (ii) my percentage of ownership in such interest (all without regard to the effect of any vesting provisions in the Partnership Agreement related thereto).

This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the [ ]* without regard to otherwise governing principles of choice of law or conflicts of law.

Dated:

Name:

*	Insert jurisdiction of residence of Partner and Spouse.

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EXHIBIT D: ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS

Each Partner hereby makes the following representations, warranties and covenants as of the date of this Agreement, and for so long as each such Partner holds any Partnership Interest thereafter:

(a) The monies used to fund the Partner’s acquisition of an interest in the Partnership, and the monies that have been or will be used to make Capital Contributions, have not been, and will not in any case be, derived from or related to any activity that would be illegal in any Relevant Jurisdiction (“Illegal Activity”). In addition, the proceeds from the Partner’s investment in the Partnership will not be used to finance any Illegal Activities. To the best of the Partner’s knowledge, no contribution or payment, in and of itself, by any Partner to the Partnership will cause the Partnership or its affiliates to be in violation of (i) applicable anti-money laundering or terrorist financing laws, regulations or government guidance, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the Bank Secrecy Act’s implementing regulations; (ii) the economic, financial and trade sanctions administered and enforced by the United States government, including by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) or the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom (each, a “Sanctions Authority”); or (iii) applicable laws, regulations or government guidance relating to anti-money laundering, terrorist financing or economic, financial and trade sanctions of any Relevant Jurisdiction (collectively the rules described in clauses (i) through (iii), “AML and Sanctions Laws”). “Relevant Jurisdiction” means the United States or the Partner’s place of organization or principal place of business.

(b) Neither a Partner nor any person or entity directly or indirectly owned or controlled by or owning or controlling the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange:

(i) Appears on the Specially Designated Nationals and Blocked Persons List maintained by OFAC any other list of sanctioned persons maintained by the United States government (including by OFAC) or any other Sanctions Authority, each as amended from time to time;

(ii) Is a person or entity located or resident in or, if an entity, organized or chartered under the laws of a jurisdiction that (a) has been designated by the Secretary of the United States Department of the Treasury as warranting special measures due to money laundering concerns, (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member, if the United States has concurred in such designation or (c) is the target of comprehensive economic or trade sanctions administered and enforced by OFAC (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, and Syria);

(iii) Is otherwise the target of economic, financial or trade sanctions administered and enforced by the United States government (including by OFAC) or any other Sanctions Authority;

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(iv) Unless disclosed to the Partnership, is a Senior Foreign Political Figure, defined as a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether elected or not); a senior official of a major foreign political party; a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity that has been formed by, or for the benefit of, such an individual; or the parent, sibling, spouse, child, in-law or close associate of such an individual; or

(v) Is a foreign shell bank defined as a foreign bank that does not have a physical presence in any country unless the foreign bank is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country and is subject to the supervision by a banking authority in the country regulating the affiliated depository institution, credit union or foreign bank.

(c) The Partners understand that the Partnership (and/or its affiliates) may be subject to certain legal requirements that require verification of the source of funds paid to the Partnership by the Partners, as well as the Partners’ identity and that of any associated persons. The Partners agree that it will provide such materials as may from time to time be reasonably requested by the Partnership or the General Partner for such purposes. In addition, the Partners agree to provide to the Partnership and its affiliates any additional information regarding itself and any person or entity controlled by or controlling the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, that may be deemed necessary to ensure compliance with all applicable AML and Sanctions Laws. The Partnership may take such actions as the General Partner may reasonably determine if this information is not provided or on the basis of information that is provided.

(d) All evidence of identity and related information concerning each Partner and any person controlling or controlled by the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, provided to the Partnership is and will be true, accurate and complete. Each Partner will promptly notify the Partnership and the General Partner if any of the representations in this section cease to be true and accurate.

(e) The General Partner may segregate and/or redeem a Partner’s investment in the Partnership, prohibit future investments or capital contributions, or take other appropriate action if the General Partner determines that the continued participation of any Partner could materially adversely affect the Partnership or if the action is necessary in order for the Partnership to comply with applicable laws, regulations, orders, directives or special measures. The Partners further understand that the Partnership and the General Partner (and any of their affiliates) may release confidential information about each such Partner and, if applicable, any of its direct or indirect beneficial owners, to proper authorities if, in their sole and absolute discretion, they determine that such release is in the interest of any of the foregoing in light of applicable laws and regulations. The General Partner will take such steps as it determines are necessary to comply with applicable laws, regulations, orders, directives and special measures.

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